The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merrill Lynch LOGO]                                 [Prudential Financial LOGO]

[IXIS Real Estate Capital Inc. LOGO]              [ARTESIA A DEXIA COMPANY LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $1,417,352,000 (APPROXIMATE)
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS AM, CLASS AJ,
                          CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE TRUST 2006-C2
                                Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          IXIS REAL ESTATE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                       Sponsors and Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                        PRUDENTIAL ASSET RESOURCES, INC.
                                Master Servicers

                            J.E. ROBERT COMPANY, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                  JULY 28, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                                IXIS SECURITIES NORTH AMERICA

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                INITIAL                          APPROX.
                              CERTIFICATE        APPROX.       PERCENTAGE
         EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL    OF INITIAL       WEIGHTED       PRINCIPAL   ASSUMED FINAL
         ----------------     OR NOTIONAL         CREDIT        MORTGAGE        AVERAGE         WINDOW      DISTRIBUTION
 CLASS      MOODY'S  S&P       AMOUNT (1)        SUPPORT      POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)      DATE(2)    RATE TYPE
-------    --------  ---   -----------------  -------------   ------------  ---------------  ------------  -------------  ---------

   A-1        Aaa    AAA      $ 46,567,000       30.000%          3.019%          2.838       09/06-06/11    06/12/2011      (3)
   A-2        Aaa    AAA      $ 95,000,000       30.000%          6.158%          7.421       06/11-01/16    01/12/2016      (3)
   A-3        Aaa    AAA      $110,000,000       30.000%          7.130%          9.682       01/16-06/16    06/12/2016      (3)
   A-4        Aaa    AAA      $435,122,000       30.000%         28.205%          9.857       06/16-07/16    07/12/2016      (3)
  A-1A        Aaa    AAA      $393,198,000       30.000%         25.488%          9.485       09/06-07/16    07/12/2016      (3)
   AM         Aaa    AAA      $154,270,000       20.000%         10.000%          9.940       07/16-08/16    08/12/2016      (3)
   AJ         Aaa    AAA      $109,917,000       12.875%          7.125%          9.986       08/16-08/16    08/12/2016      (3)
   B          Aa2     AA      $ 30,854,000       10.875%          2.000%          9.986       08/16-08/16    08/12/2016      (3)
   C          Aa3    AA-      $ 15,427,000        9.875%          1.000%          9.986       08/16-08/16    08/12/2016      (3)
   D           A2      A      $ 26,997,000        8.125%          1.750%          9.986       08/16-08/16    08/12/2016      (3)

NON-OFFERED CERTIFICATES(4)

                              INITIAL                              APPROX.
                            CERTIFICATE          APPROX.         PERCENTAGE      WEIGHTED
       EXPECTED RATINGS  PRINCIPAL BALANCE    TOTAL INITIAL      OF INITIAL       AVERAGE     PRINCIPAL   ASSUMED FINAL
       ----------------     OR NOTIONAL           CREDIT          MORTGAGE         LIFE        WINDOW      DISTRIBUTION
CLASS    MOODY'S   S&P        AMOUNT(1)          SUPPORT        POOL BALANCE    (YEARS)(2)  (MO./YR.)(2)      DATE(2)    RATE TYPE
-----    -------  ----   -----------------    -------------     ------------    ----------  ------------  -------------  ---------

  E         A3      A-     $   17,355,000         7.000%            1.125%         9.986     08/16-08/16    08/12/2016      (3)
  F        Baa1   BBB+     $   25,069,000         5.375%            1.625%         9.986     08/16-08/16    08/12/2016      (3)
  G        Baa2    BBB     $   15,427,000         4.375%            1.000%         9.986     08/16-08/16    08/12/2016      (3)
  H        Baa3   BBB-     $   15,427,000         3.375%            1.000%         9.986     08/16-08/16    08/12/2016      (3)
  J        Ba1     BB+     $    9,642,000         2.750%            0.625%         9.986     08/16-08/16    08/12/2016      (3)
  K        Ba2      BB     $    3,857,000         2.500%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  L        Ba3     BB-     $    5,785,000         2.125%            0.375%         9.986     08/16-08/16    08/12/2016      (3)
  M         B1      B+     $    3,856,000         1.875%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  N         B2      B      $    3,857,000         1.625%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  P         B3      B-     $    3,857,000         1.375%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  Q         NR      NR     $   21,212,551         0.000%            1.375%        11.993     08/16-08/26    08/12/2026      (3)
  X        Aaa     AAA     $1,542,696,551                                            N/A             N/A    08/12/2026      (3)

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%. The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C,
     D, E, F, G, H, J, K, L, M, N, P, Q and X certificates will equal any one of
     (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, or (v) in the case of a class of certificates that does not have a principal balance but has a notional amount, the weighted average of the respective rates at which interest accrues from time to time on the respective components of that notional amount.

(4)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

TRANSACTION TERMS

ISSUE TYPE                       Sequential pay REMIC. Class A-1, A-2, A-3, A-4,
                                 A-1A, AM, AJ, B, C and D certificates are
                                 offered publicly. All other certificates will
                                 be privately placed with qualified
                                 institutional buyers, institutional accredited
                                 investors or non-U.S. persons in accordance
                                 with Regulation S.

CUT-OFF DATE                     References in this term sheet to the "cut-off
                                 date" mean, with respect to each mortgage loan,
                                 the related due date of that mortgage loan in
                                 August 2006 or, with respect to those mortgage
                                 loans, if any, that have their respective first
                                 payment dates in September 2006, August 1,
                                 2006.

OFFERING TERMS                   The commercial mortgage backed securities
                                 referred to in these materials, and the
                                 mortgage pool backing them, are subject to
                                 modification or revision (including the
                                 possibility that one or more classes of
                                 securities may be split, combined or eliminated
                                 at any time prior to issuance or availability
                                 of a final prospectus) and are offered on a
                                 "when, as and if issued" basis. You understand
                                 that, when you are considering the purchase of
                                 these securities, a contract of sale will come
                                 into being no sooner than the date on which the
                                 relevant class has been priced and we have
                                 confirmed the allocation of securities to be
                                 made to you. Any "indications of interest"
                                 expressed by you, and any "soft circles"
                                 generated by us, will not create binding
                                 contractual obligations for you or us.

MORTGAGE POOL                    The mortgage pool consists of 126 mortgage
                                 loans with an aggregate initial mortgage pool
                                 balance of $1,542,696,552 subject to a variance
                                 of plus or minus 5.0%. The mortgage loans are
                                 secured by 235 mortgaged real properties
                                 located throughout 38 states.

LOAN GROUPS                      For purposes of making distributions to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates,
                                 the pool of mortgage loans will be deemed to
                                 consist of two distinct groups, loan group 1
                                 and loan group 2. Loan group 1 will consist of
                                 106 mortgage loans, representing approximately
                                 74.5% of the initial mortgage pool balance and
                                 that are secured by the various property types
                                 that make up the collateral for those mortgage
                                 loans, and loan group 2 will consist of 20
                                 mortgage loans, representing approximately
                                 25.5% of the initial mortgage pool balance and
                                 that are secured by multifamily and
                                 manufactured housing community properties
                                 (approximately 97.4% of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community properties).

ISSUING ENTITY                   Merrill Lynch Mortgage Trust 2006-C2

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN                    Merrill Lynch Mortgage Lending, Inc.
                                 (MLML)...34.5% of the initial mortgage pool
                                 balance

SELLERS/SPONSORS                 IXIS Real Estate Capital Inc. (IXIS).............   29.9% of the initial mortgage pool balance
                                 Prudential Mortgage Capital Funding, LLC (PMCF)..   23.2% of the initial mortgage pool balance
                                 Artesia Mortgage Capital Corporation (AMCC)......   12.5% of the initial mortgage pool balance

UNDERWRITERS                     Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated
                                 IXIS Securities North America Inc.
                                 Goldman, Sachs & Co.
                                 Morgan Stanley & Co. Incorporated

TRUSTEE                          LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

MASTER SERVICERS                 Wachovia Bank, National Association will act as
                                 master servicer with respect to the mortgage
                                 loans that we acquire from Merrill Lynch
                                 Mortgage Lending, Inc., IXIS Real Estate
                                 Capital Inc. and Artesia Mortgage Capital
                                 Corporation. Prudential Asset Resources, Inc.
                                 will act as master servicer with respect to the
                                 mortgage loans that we acquire from Prudential
                                 Mortgage Capital Funding, LLC.

SPECIAL SERVICER                 J.E. Robert Company, Inc., a Virginia
                                 corporation.

RATING AGENCIES                  Moody's Investors Service, Inc.
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

DENOMINATIONS                    $25,000 minimum for the offered certificates.

CLOSING DATE                     On or about August 17, 2006.

SETTLEMENT TERMS                 Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the distribution date, except that
                                 in the case of certain mortgage loans, the
                                 applicable master servicer may make its
                                 determination as to the collections received as
                                 of a later date during each month.

DISTRIBUTION DATE                The 12th day of each month or, if the 12th day
                                 is not a business day, the next succeeding
                                 business day, beginning in September 2006.

DAY COUNT                        30/360

INTEREST DISTRIBUTIONS           Each class of offered certificates will be
                                 entitled on each distribution date to interest
                                 accrued during the prior calendar month at its
                                 pass-through rate for such distribution date on
                                 the outstanding certificate balance of such
                                 class immediately prior to such distribution
                                 date. Interest on the offered certificates will
                                 be calculated on the basis of twelve 30-day
                                 months and a 360-day year. Interest on the
                                 offered certificates will be distributed on
                                 each distribution date, to the extent of
                                 available funds, in sequential order of class
                                 designation, except that the class A-1, A-2,
                                 A-3, A-4, A-1A and X are pro rata and pari
                                 passu in entitlement to interest. In general,
                                 payments of interest in respect of the class
                                 A-1, A-2, A-3 and A-4 certificates will be made
                                 to the extent of available funds attributable
                                 to the mortgage loans in loan group 1, payments
                                 of interest in respect of the class A-1A
                                 certificates will be made to the extent of
                                 available funds attributable to the mortgage
                                 loans in loan group 2, and payments of interest
                                 in respect of the class X certificates will be
                                 made to the extent of available funds
                                 attributable to mortgage loans in both loan
                                 groups. However, if the application of
                                 available funds as described in the preceding
                                 sentence would result in an interest shortfall
                                 to any of those classes of certificates, then
                                 payments of interest will be made with respect
                                 to all of those classes on a pro rata (based on
                                 amount of interest accrued) and pari passu
                                 basis without regard to loan groups.

PRINCIPAL DISTRIBUTIONS          Except as described below, principal will be
                                 distributed on each distribution date, to the
                                 extent of available funds, to the most senior
                                 class of sequential pay certificates
                                 outstanding until its certificate balance is
                                 reduced to zero. Payments of principal will be
                                 generally made, to the extent of available
                                 funds, (i) to the class A-1, A-2, A-3 and A-4
                                 certificates, in that order, in an amount equal
                                 to the funds received or advanced with respect
                                 to principal on mortgage loans in loan group 1
                                 and, after the principal balance of the class
                                 A-1A certificates has been reduced to zero, the
                                 funds received or advanced with respect to
                                 principal on mortgage loans in loan group 2, in
                                 each case until the principal balance of the
                                 subject class of certificates is reduced to
                                 zero, and (ii) to the class A-1A certificates,
                                 in an amount equal to the funds received or
                                 advanced with respect to principal on mortgage
                                 loans in loan group 2 and, after the principal
                                 balance of the class A-4 certificates has been

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------
                                 reduced to zero, the funds received or advanced
                                 with respect to principal on mortgage loans in
                                 loan group 1, until the principal balance of
                                 the class A-1A certificates is reduced to zero.

                                 If, due to losses, the certificate balances of
                                 the class AM through class Q certificates are
                                 reduced to zero, payments of principal to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates
                                 (to the extent that any two or more of these
                                 classes are outstanding) will be made on a pro
                                 rata and pari passu basis without regard to
                                 loan groups. Following retirement of the class
                                 A-1, A-2, A-3, A-4 and A-1A certificates,
                                 amounts distributable as principal will be
                                 distributed (without regard to loan groups) on
                                 each distribution date, to the extent of
                                 available funds, to the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q
                                 certificates, in that order, in each case until
                                 the related certificate balance of the subject
                                 class of certificates is reduced to zero.

LOSSES                           Losses realized on the mortgage loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated to the
                                 class Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 AJ and AM certificates, in that order, and
                                 then, on a pro rata and pari passu basis to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates.

PREPAYMENT PREMIUMS AND
YIELD MAINTENANCE CHARGES        Any prepayment premiums or yield maintenance
                                 charges collected will be distributed to
                                 certificateholders on the distribution date
                                 following the collection period in which the
                                 prepayment premium was received. On each
                                 distribution date, the holders of each class of
                                 offered certificates and of the class E, F, G
                                 and H certificates then entitled to principal
                                 distributions (to the extent such prepayment
                                 premium or yield maintenance charge is
                                 collected from mortgage loans in the loan
                                 group, if applicable, from which such class of
                                 certificates is receiving payments of
                                 principal) will be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of (a) the amount
                                 of such prepayment premiums or yield
                                 maintenance charges, net of workout fees and
                                 principal recovery fees payable therefrom,
                                 multiplied by (b) a fraction, which in no event
                                 may be greater than 1.0, the numerator of which
                                 is equal to the excess, if any, of the
                                 pass-through rate of such class of certificates
                                 over the relevant discount rate, and the
                                 denominator of which is equal to the excess, if
                                 any, of the mortgage interest rate of the
                                 prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) a fraction,
                                 the numerator of which is equal to the amount
                                 of principal distributable on such class of
                                 certificates on that distribution date, and the
                                 denominator of which is equal to the total
                                 principal distribution amount for that
                                 distribution date; provided that, if the A-4
                                 and A-1A classes were both outstanding (prior
                                 to any distributions) on such distribution
                                 date, then the number in clause (c) will be a
                                 fraction, the numerator of which is equal to
                                 the amount of principal distributable on the
                                 subject class of certificates on such
                                 distribution date with respect to the loan
                                 group that includes the prepaid mortgage loan,
                                 and the denominator of which is equal to the
                                 portion of the total principal distribution
                                 amount for such distribution date that is
                                 attributable to the loan group that includes
                                 the prepaid mortgage loan.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class X
                                 certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

ADVANCES                         The applicable master servicer (solely with
                                 respect to those mortgage loans as to which it
                                 is acting as master servicer) and, if it fails
                                 to do so, the trustee will be obligated to make
                                 P&I advances and servicing advances, including
                                 advances of delinquent property taxes and
                                 insurance, but only to the extent that such
                                 advances are considered recoverable, and, in
                                 the case of P&I advances, subject to appraisal
                                 reductions that may occur.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS             If any of certain adverse events or
                                 circumstances described in the offering
                                 prospectus occur or exist with respect to any
                                 mortgage loan or the mortgaged real property
                                 for any mortgage loan, that mortgage loan will
                                 be considered a required appraisal loan. An
                                 appraisal reduction will generally be made in
                                 the amount, if any, by which the principal
                                 balance of the required appraisal loan (plus
                                 other amounts overdue or advanced in connection
                                 with such loan) exceeds 90% of the appraised
                                 value of the related mortgaged real property
                                 plus all escrows and reserves (including
                                 letters of credit) held as additional
                                 collateral with respect to the mortgage loan.
                                 As a result of calculating an appraisal
                                 reduction amount for a given mortgage loan, the
                                 interest portion of any P&I advance for such
                                 loan will be reduced, which will have the
                                 effect of reducing the amount of interest
                                 available for distribution to the certificates.

                                 A required appraisal loan will cease to be a
                                 required appraisal loan when the related
                                 mortgage loan has been brought current for at
                                 least three consecutive months and no other
                                 circumstances exist which would cause such
                                 mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION             Each master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust and retire the then
                                 outstanding certificates, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the distribution date on
                                 which the stated principal balance of the
                                 mortgage loans is less than approximately 1.0%
                                 of the initial mortgage pool balance. Such
                                 purchase price will generally be at a price
                                 equal to the unpaid aggregate principal balance
                                 of the mortgage loans, plus accrued and unpaid
                                 interest and certain other additional trust
                                 fund expenses, and the fair market value of any
                                 REO properties acquired by the trust following
                                 foreclosure.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-4, A-1A, AM, AJ, B, C and D
                                 certificates are reduced to zero, all of the
                                 remaining certificates, except the class Z, R-I
                                 and R-II certificates, are held by the same
                                 certificateholder, the trust fund may also be
                                 terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates,
                                 except the class Z, R-I and R-II certificates,
                                 for all the mortgage loans and REO properties
                                 remaining in the trust fund at the time of
                                 exchange.

CONTROLLING CLASS                The most subordinate class of principal balance
                                 certificates that has a class certificate
                                 balance greater than 25% of its original
                                 certificate balance will be the controlling
                                 class of certificates; provided, however, that
                                 if no such class of principal balance
                                 certificates satisfies such requirement, the
                                 controlling class of certificates will be the
                                 most subordinate class of principal balance
                                 certificates with a class certificate balance
                                 greater than zero. The holder(s) of
                                 certificates representing a majority interest
                                 in the controlling class will have the right,
                                 subject to the conditions described in the
                                 offering prospectus, to replace the special
                                 servicer and select a representative that may
                                 direct and advise the special servicer on
                                 various servicing matters.

ERISA                            The offered certificates are expected to be
                                 eligible for purchase by employee benefit plans
                                 and other plans or arrangements, subject to
                                 certain conditions.

SMMEA                            The offered certificates will not be "mortgage
                                 related securities" for the purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

CONTACTS

  MERRILL LYNCH & CO.    IXIS SECURITIES NORTH AMERICA INC.
    John Mulligan                    Greg Murphy
(212) 449-3860 (Phone)         (212) 891-6282 (Phone)
 (212) 738-1491 (Fax)           (212) 891-3454 (Fax)

      Max Baker                    Scott Douglass
(212) 449-3860 (Phone)         (212) 891-5705 (Phone)
 (212) 738-1491 (Fax)           (212) 891-3421 (Fax)

      Rich Sigg           MORGAN STANLEY & CO. INCORPORATED
(212) 449-3860 (Phone)              Kara McShane
 (212) 738-1491 (Fax)          (212) 761-2164 (Phone)
                                (212) 507-5062 (Fax)
      David Rodgers
(212) 449-3611 (Phone)               Jon Miller
 (212) 449-7684 (Fax)          (212) 761-1317 (Phone)
                                (212) 507-6994 (Fax)
     Joseph Cuomo
(212) 449-3766 (Phone)          GOLDMAN, SACHS & CO.
 (212) 449-7684 (Fax)             Scott Wisenbaker
                               (212) 902-2858 (Phone)
                                (212) 902-1691 (Fax)

                                     Anthony Kim
                               (212) 357-7160 (Phone)
                                (212) 902-1691 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------
MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to The Lake in the
Woods mortgage loan, which is part of a loan combination, excludes the related
B-note non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                                ALL MORTGAGE         LOAN           LOAN
                                                                                   LOANS           GROUP 1         GROUP 2
                                                                              --------------   --------------   ------------

Initial mortgage pool balance .............................................   $1,542,696,552   $1,149,498,250   $393,198,302
Number of pooled mortgage loans ...........................................              126              106             20
Number of mortgaged properties ............................................              235              153             82
Percentage of investment grade loans(1) ...................................              7.2%             9.7%           0.0%
Average cut-off date principal balance ....................................       12,243,623       10,844,323     19,659,915
Largest cut-off date principal balance ....................................      170,000,000      111,805,891    170,000,000
Smallest cut-off date principal balance ...................................          958,051          958,051      2,350,000
Weighted average mortgage interest rate ...................................           6.1621%          6.1773%        6.1174%
Highest mortgage interest rate ............................................           7.1760%          7.1760%        6.4100%
Lowest mortgage interest rate .............................................           5.4400%          5.4400%        5.6700%
Number of cross collateralized mortgage loans .............................                7                7              0
Cross collateralized mortgage loans as % of IPB ...........................              1.2%             1.6%           0.0%
Number of multi property mortgage loans ...................................                6                3              3
Multi property mortgage loans as a % of IPB ...............................             20.7%            10.9%          49.3%
Weighted average underwritten debt service coverage ratio(2) ..............             1.33x            1.33x          1.35x
Maximum underwritten debt service coverage ratio ..........................             2.24x            2.24x          1.51x
Minimum underwritten debt service coverage ratio ..........................             1.09x            1.09x          1.11x
Weighted average cut-off date loan-to-value ratio(2) ......................            69.91%           69.41%         71.38%
Maximum cut-off date loan-to-value ratio ..................................            80.26%           80.26%         79.38%
Minimum cut-off date loan-to-value ratio ..................................            40.95%           40.95%         57.32%
Weighted average remaining term to maturity or anticipated
   repayment date (months).................................................              119              120            117
Maximum remaining term to maturity or anticipated repayment date (months)..              240              240            120
Minimum remaining term to maturity or anticipated repayment date (months)..               57               82             57
Weighted average remaining amortization term (months)(3) ..................              355              353            366
Maximum remaining amortization term (months) ..............................              420              420            419
Minimum remaining amortization term (months) ..............................              235              235            353

----------

(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the California Market Center Loan has credit characteristics consistent with investment-grade rated obligations.

(2)  The debt service coverage ratios and/or Cut-off Date loan-to-value ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

             % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE(1)

                       % OF INITIAL
                      MORTGAGE POOL
        STATE            BALANCE      RETAIL   HOSPITALITY   MULTIFAMILY   OFFICE
-------------------   -------------   ------   -----------   -----------   ------

California ........       21.2          5.7         4.7          1.7         1.6
   Southern(2) ....       16.7          2.9         4.7          0.7         1.2
   Northern(2) ....        4.5          2.9          --          1.1         0.4
Massachusetts .....        5.9          4.8          --          1.1          --
Texas .............        5.7          0.6         1.5          1.1         0.7
Florida ...........        5.2          0.7         1.3          1.0          --
Ohio ..............        4.8          4.1         0.2           --         0.5
Utah ..............        4.6           --         0.2          0.7         2.4
Pennsylvania ......        4.3          2.4          --          1.2         0.3
Michigan ..........        4.2          1.9         0.5          1.6          --
Illinois ..........        4.0          0.7         1.4           --         1.2
Indiana ...........        3.8           --         0.9          1.4          --
Arizona ...........        3.7          1.3          --          1.9         0.5
Nevada ............        3.7          1.0          --          1.0         1.5
Georgia ...........        3.5          0.6          --           --         0.6
Washington ........        3.1          0.8          --          0.2         2.1
Hawaii ............        2.7           --         2.7           --          --
New Jersey ........        2.2          1.3         0.4           --         0.5
Minnesota .........        1.8          1.0         0.8           --          --
Colorado ..........        1.8          0.5         0.8           --          --
Kentucky ..........        1.4          0.4         0.1          0.9          --
North Dakota ......        1.3           --          --          0.8          --
North Carolina.....        1.2          0.1          --          0.6         0.1
New York ..........        1.1          0.4          --           --          --
Connecticut .......        1.0          1.0          --           --          --
Iowa ..............        0.9           --          --           --          --
Missouri ..........        0.8           --          --           --         0.6
Tennessee .........        0.7          0.6          --           --          --
Oregon ............        0.7          0.4          --           --          --
Delaware ..........        0.7           --          --           --         0.7
Arkansas ..........        0.7          0.5          --           --          --
Maryland ..........        0.6          0.6          --           --          --
South Carolina.....        0.6           --          --           --          --
New Mexico ........        0.4          0.3          --           --          --
Alaska ............        0.4           --         0.4           --          --
Idaho .............        0.4          0.4          --           --          --
Louisiana .........        0.3           --          --           --          --
Virginia ..........        0.2           --          --           --         0.2
Kansas ............        0.2           --          --           --          --
Oklahoma ..........        0.1           --          --           --          --
                         -----         ----        ----         ----        ----
                         100.0%        32.1%       15.9%        15.1%       13.5%
                         =====         ====        ====         ====        ====

                      MANUFACTURED
        STATE            HOUSING     OTHER   INDUSTRIAL   MIXED USE   SELF STORAGE
-------------------   ------------   -----   ----------   ---------   ------------

California ........          --       7.2        0.2          --           --
 Southern2 ........          --       7.2         --          --           --
 Northern2 ........          --        --        0.2          --           --
Massachusetts .....          --        --         --          --           --
Texas .............         1.1        --         --         0.7           --
Florida ...........         1.5        --        0.7          --           --
Ohio ..............          --        --         --          --           --
Utah ..............         0.5        --        0.2         0.5           --
Pennsylvania ......         0.1        --        0.3          --           --
Michigan ..........         0.3        --         --          --           --
Illinois ..........         0.3        --        0.4          --           --
Indiana ...........         1.3        --        0.3          --           --
Arizona ...........          --        --         --          --           --
Nevada ............          --        --        0.2          --           --
Georgia ...........         2.3        --         --          --           --
Washington ........          --        --         --          --           --
Hawaii ............          --        --         --          --           --
New Jersey ........          --        --         --          --           --
Minnesota .........          --        --         --          --           --
Colorado ..........         0.4        --         --          --          0.1
Kentucky ..........          --        --         --          --           --
North Dakota ......         0.5        --         --          --           --
North Carolina.....         0.4        --         --          --           --
New York ..........         0.4        --        0.3          --           --
Connecticut .......          --        --         --          --           --
Iowa ..............         0.9        --         --          --           --
Missouri ..........          --        --        0.2          --           --
Tennessee .........         0.1        --         --          --           --
Oregon ............          --        --         --         0.3           --
Delaware ..........          --        --         --          --           --
Arkansas ..........          --        --         --          --          0.1
Maryland ..........          --        --         --          --           --
South Carolina.....         0.6        --         --          --           --
New Mexico ........         0.2        --         --          --           --
Alaska ............          --        --         --          --           --
Idaho .............          --        --         --          --           --
Louisiana .........          --        --        0.3          --           --
Virginia ..........          --        --         --          --           --
Kansas ............         0.2        --         --          --           --
Oklahoma ..........         0.1        --         --          --           --
                           ----       ---        ---         ---          ---
                           11.0%      7.2%       3.2%        1.5%         0.3%
                           ====       ===        ===         ===          ===

----------
(1)  The sum of the percentage calculations may not equal 100% due to rounding.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................          7         $  254,210,000       16.5%
Single Tenant ....................................         14         $   53,435,473        3.5%
Loans  (greater than)  50% Single Tenant .........         33         $  229,649,275       14.9%
Current Secondary Debt ...........................          7         $  422,170,159       27.4%
Future Secondary Debt Permitted ..................         15         $  283,765,243       18.4%
Lockbox ..........................................         61         $  922,142,745       59.8%
Escrow Type(1)
   TI/LC Reserves(2) .............................         66         $  647,147,661       83.2%
   Real Estate Tax ...............................        110         $1,450,453,326       94.0%
   Insurance .....................................        111         $1,385,458,136       89.8%
   Replacement Reserves ..........................        102         $1,360,516,513       88.2%

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                                       CUT-OFF DATE    % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................         5          $   63,310,000          5.5%
Single Tenant ....................................        14          $   53,435,473          4.6%
Loans  (greater than)  50% Single Tenant .........        33          $  229,649,275         20.0%
Current Secondary Debt ...........................         4          $  221,893,531         19.3%
Future Secondary Debt Permitted ..................        12          $  253,065,243         22.0%
Lockbox ..........................................        53          $  664,701,733         57.8%
Escrow Type(1) ...................................
   TI/LC Reserves(2) .............................        66          $  647,147,661         83.2%
   Real Estate Tax ...............................        91          $1,061,444,873         92.3%
   Insurance .....................................        92          $  996,449,683         86.7%
   Replacement Reserves ..........................        85          $1,005,927,742         87.5%

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                                      CUT-OFF DATE   % OF INITIAL
                                                        NUMBER OF      PRINCIPAL     LOAN GROUP 2
                                                     MORTGAGE LOANS      BALANCE        BALANCE
                                                     --------------   ------------   ------------

Interest Only ....................................          2         $190,900,000      48.6%
Single Tenant ....................................        NAP              NAP           NAP
Loans  (greater than)  50% Single Tenant .........        NAP              NAP           NAP
Current Secondary Debt ...........................          3         $200,276,628      50.9%
Future Secondary Debt Permitted ..................          3         $ 30,700,000       7.8%
Lockbox ..........................................          8         $257,441,012      65.5%
Escrow Type(1)
   Real Estate Tax ...............................         19         $389,008,453      98.9%
   Insurance .....................................         19         $389,008,453      98.9%
   Replacement Reserves ..........................         17         $354,588,770      90.2%

----------
(1)  Includes only upfront and ongoing reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2006-C2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                           AGGREGATE
                                            CUT-OFF          % OF
         RANGE OF           NUMBER OF        DATE           INITIAL
       CUT-OFF DATE          MORTGAGE      PRINCIPAL       MORTGAGE
  PRINCIPAL BALANCES ($)      LOANS       BALANCE ($)    POOL BALANCE
-------------------------   ---------   --------------   -----------
958,051 -- 2,999,999            18      $   37,523,701        2.4%
3,000,000 -- 3,999,999          13          44,194,611        2.9%
4,000,000 -- 4,999,999           9          40,285,788        2.6%
5,000,000 -- 5,999,999          19         105,834,291        6.9%
6,000,000 -- 6,999,999           6          39,144,961        2.5%
7,000,000 -- 7,999,999          12          89,838,582        5.8%
8,000,000 -- 9,999,999           9          78,876,391        5.1%
10,000,000 -- 12,999,999        12         134,043,014        8.7%
13,000,000 -- 19,999,999        17         266,992,720       17.3%
20,000,000 -- 49,999,999         6         181,164,473       11.7%
50,000,000 -- 170,000,000        5         524,798,019       34.0%
                               ---      --------------      -----
TOTAL                          126      $1,542,696,552      100.0%
                               ===      ==============      =====

Min: $958,051   Max: $170,000,000   Avg. $12,243,623

DEBT SERVICE COVERAGE RATIO (X)

                                   AGGREGATE          % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
                     MORTGAGE      PRINCIPAL        MORTGAGE
RANGE OF DSCRS (X)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
 1.09 -- 1.19            11      $  235,398,635       15.3%
 1.20 -- 1.24            55         439,393,735       28.5%
 1.25 -- 1.29            25         178,106,582       11.5%
 1.30 -- 1.34            12         171,697,468       11.1%
 1.35 -- 1.39             7         133,942,528        8.7%
 1.40 -- 1.44             3          38,596,443        2.5%
 1.45 -- 1.49             3          25,000,000        1.6%
 1.50 -- 1.59             2         180,500,000       11.7%
 1.60 -- 1.99             7         132,669,927        8.6%
 2.00 -- 2.24             1           7,391,234        0.5%
                        ---      --------------      -----
 TOTAL                  126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 1.09x   Max: 2.24x   Wtd. Avg. 1.33x

MORTGAGE RATE (%)

                                    AGGREGATE         % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
 RANGE OF MORTGAGE   MORTGAGE       PRINCIPAL       MORTGAGE
     RATES (%)         LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
5.4400 -- 5.5999          4      $   43,929,995        2.8%
5.6000 -- 5.6999          5          57,566,088        3.7%
5.7000 -- 5.7999          3          27,880,000        1.8%
5.8000 -- 5.8999          5          56,639,827        3.7%
5.9000 -- 5.9999         16         167,680,000       10.9%
6.0000 -- 6.1499         16         160,024,077       10.4%
6.1500 -- 6.2999         37         721,206,755       46.7%
6.3000 -- 6.4499         27         241,600,057       15.7%
6.4500 -- 6.5999          9          59,523,176        3.9%
6.6000 -- 6.9999          2           3,071,578        0.2%
7.0000 -- 7.1760          2           3,575,000        0.2%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 5.4400   Max: 7.1760   Wtd. Avg. 6.1621

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                   AGGREGATE          % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE       INITIAL
   CUT-OFF DATE       MORTAGE       PRINCIPAL        MORTAGE
  LTV RATIOS (%)       LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
40.95 -- 50.00            2      $    9,889,143        0.6%
50.01 -- 60.00           13         174,210,587       11.3%
60.01 -- 65.00           13         150,642,721        9.8%
65.01 -- 70.00           24         343,475,577       22.3%
70.01 -- 75.00           33         380,954,690       24.7%
75.01 -- 77.50           15         185,646,950       12.0%
77.51 -- 80.00           25         291,776,885       18.9%
80.01 -- 80.26            1           6,100,000        0.4%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 40.95%   Max: 80.26%   Wtd. Avg. 69.91%

MATURITY DATE OR ARD LOAN-TO-VALUE
RATIO (%)

     RANGE OF                      AGGREGATE           % OF
   MATURITY DATE     NUMBER OF    CUT-OFF DATE        INITIAL
    OR ARD LTV        MORTGAGE      PRINCIPAL        MORTGAGE
    RATIOS (%)         LOANS       BALANCE ($)     POOL BALANCE
------------------   ---------   --------------    ------------
Fully Amortizing          2      $   11,650,736        0.8%
34.73 -- 50.00            7         140,129,768        9.1%
50.01 -- 55.00           15         153,628,273       10.0%
55.01 -- 60.00           18         127,534,240        8.3%
60.01 -- 62.50           14          97,184,165        6.3%
62.51 -- 65.00           20         292,655,438       19.0%
65.01 -- 67.50           19         180,821,715       11.7%
67.51 -- 70.00           13         288,701,415       18.7%
70.01 -- 74.09           18         250,390,801       16.2%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 34.73%   Max: 74.09%   Wtd. Avg. 62.95%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE         % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE      INITIAL
  ORIGINAL TERMS      MORTGAGE      PRINCIPAL       MORTAGE
TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
60 -- 60                  1      $    7,700,000        0.5%
61 -- 84                  2          11,504,849        0.7%
85 -- 120               121       1,511,840,967       98.0%
121 -- 240                2          11,650,736        0.8%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 60   Max: 240   Wtd. Avg. 120

REMAINING TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE         % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE      INITIAL
  REMAINING TERMS     MORTGAGE      PRINCIPAL       MORTAGE
TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
57 -- 84                  3      $   19,204,849        1.2%
85 -- 119                92       1,121,605,967       72.7%
120 -- 240               31         401,885,736       26.1%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 57   Max: 240   Wtd. Avg. 119

REMAINING PARTIAL IO TERM (MOS)

                                   AGGREGATE       % OF
    RANGE OF         NUMBER OF   CUT-OFF DATE     INITIAL
    REMAINING         MORTAGE      PRINCIPAL      MORTAGE
PARTIAL IO TERMS       LOANS      BALANCE ($)   POOL BALANCE
------------------   ---------   ------------   ------------
11 -- 14                  3      $ 17,600,000        1.1%
15 -- 24(1)              18       148,340,000        9.6%
25 -- 34                  7        66,340,000        4.3%
35 -- 39                 14       117,480,000        7.6%
40 -- 54                  4       181,367,640       11.8%
55 -- 60                 11       100,870,000        6.5%
                        ---      ------------       ----
TOTAL                    57      $631,997,640       41.0%
                        ===      ============       ====

Min: 11   Max: 60   Wtd. Avg. 38

(1)  Hadley  Center  II (1.2% of IPB)  has a total of 24  months  of IO with the first 12 months and the last 12 months of the loan term IO.

PROPERTY STATE/LOCATION

                                AGGREGATE         % OF
                 NUMBER OF    CUT-OFF DATE      INITIAL
                 MORTGAGED      PRINCIPAL       MORTGAGE
   LOCATION     PROPERTIES     BALANCE ($)    POOL BALANCE
-------------   ----------   --------------   ------------
California           24      $  326,801,340       21.2%
   Southern          12         257,206,994       16.7%
   Northern          12          69,594,346        4.5%
Massachusetts         3          91,736,960        5.9%
Texas                32          88,319,804        5.7%
Florida              12          80,468,350        5.2%
Ohio                  5          74,702,020        4.8%
Other(a)            159         880,668,077       57.1%
                    ---      --------------      -----
TOTAL               235      $1,542,696,552      100.0%
                    ===      ==============      =====

(a)  Includes 33 states

PROPERTY TYPE

                                        AGGREGATE          % OF
                          NUMBER OF    CUT-OFF DATE       INITIAL
                          MORTGAGED      PRINCIPAL        MORTAGE
    PROPERTY TYPE        PROPERTIES     BALANCE ($)    POOL BALANCE
----------------------   ----------   --------------   -------------
Retail                        55      $  494,835,375       32.1%
Multifamily                   83         403,508,302       26.2%
  Multifamily                 24         233,508,302       15.1%
  Manufactured Housing        59         170,000,000       11.0%
Hospitality                   51         245,658,108       15.9%
Office                        27         208,866,615       13.5%
Other                          1         111,805,891        7.2%
Industrial                    11          49,844,623        3.2%
Mixed Use                      5          23,882,828        1.5%
Self Storage                   2           4,294,811        0.3%
                             ---      --------------      -----
TOTAL                        235      $1,542,696,552      100.0%
                             ===      ==============      =====

AMORTIZATION TYPES

                                    AGGREGATE         % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
                      MORTGAGE      PRINCIPAL       MORTGAGE
AMORTIZATION TYPES     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
 Balloon                 58      $  629,413,567        40.8%
 IO-Balloon              56         628,922,640        40.8%
 Interest Only            7         254,210,000        16.5%
 ARD                      2          15,424,609         1.0%
 Fully Amortizing         2          11,650,736         0.8%
 IO-ARD                   1           3,075,000         0.2%
                        ---      --------------       -----
 TOTAL                  126      $1,542,696,552       100.0%
                        ===      ==============       =====

REMAINING STATED AMORTIZATION TERM (MOS)

     RANGE OF                       AGGREGATE         % OF
 REMAINING STATED    NUMBER OF     CUT-OFF DATE     INITIAL
AMORTIZATION TERMS    MORTGAGE      PRINCIPAL       MORTGAGE
      (MOS.)           LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
Interest Only           7        $  254,210,000       16.5%
235 -- 240              2            11,650,736        0.8%
241 -- 300              6            40,646,060        2.6%
301 -- 360            108         1,200,358,954       77.8%
361 -- 420              3            35,830,801        2.3%
                      ---        --------------      -----
TOTAL                 126        $1,542,696,552      100.0%
                      ===        ==============      =====

Min: 235   Max: 420   Wtd. Avg. 355

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                            AGGREGATE
                                             CUT-OFF        % OF
        RANGE OF             NUMBER OF        DATE          LOAN
      CUT-OFF DATE            MORTGAGE      PRINCIPAL     GROUP 1
 PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)    BALANCE
--------------------------   ---------   --------------   -------
958,051 -- 2,999,999             17      $   35,173,701      3.1%
3,000,000 -- 3,999,999           13          44,194,611      3.8%
4,000,000 -- 4,999,999            7          31,595,939      2.7%
5,000,000 -- 5,999,999           19         105,834,291      9.2%
6,000,000 -- 6,999,999            5          32,344,961      2.8%
7,000,000 -- 7,999,999           10          74,288,582      6.5%
8,000,000 -- 9,999,999            7          60,526,391      5.3%
10,000,000 -- 12,999,999          9          99,133,483      8.6%
13,000,000 -- 19,999,999         11         176,331,240     15.3%
20,000,000 -- 49,999,999          4         135,277,032     11.8%
50,000,000 -- 99,999,999          3         242,992,128     21.1%
100,000,000 -- 111,805,891        1         111,805,891      9.7%
                                ---      --------------    -----
TOTAL                           106      $1,149,498,250    100.0%
                                ===      ==============    =====

Min: $958,051   Max: $111,805,891   Avg. $10,844,323

DEBT SERVICE COVERAGE RATIO (X)

                              AGGREGATE
                               CUT-OFF        % OF
               NUMBER OF        DATE          LOAN
  RANGE OF      MORTGAGE      PRINCIPAL     GROUP 1
  DSCRS (X)      LOANS       BALANCE ($)    BALANCE
------------   ---------   --------------   -------
1.09 -- 1.24       55      $  531,678,921     46.3%
1.25 -- 1.29       18         100,371,729      8.7%
1.30 -- 1.34       11         169,347,468     14.7%
1.35 -- 1.39        7         133,942,528     11.7%
1.40 -- 1.44        3          38,596,443      3.4%
1.45 -- 1.49        3          25,000,000      2.2%
1.50 -- 1.59        1          10,500,000      0.9%
1.60 -- 1.99        7         132,669,927     11.5%
2.00 -- 2.24        1           7,391,234      0.6%
                  ---      --------------    -----
TOTAL             106      $1,149,498,250    100.0%
                  ===      ==============    =====

Min: 1.09x   Max: 2.24x   Wtd. Avg. 1.33x

MORTGAGE RATE (%)

                                  AGGREGATE
                                   CUT-OFF        % OF
    RANGE OF       NUMBER OF        DATE          LOAN
    MORTGAGE        MORTGAGE      PRINCIPAL     GROUP 1
    RATES (%)        LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
5.4400 -- 5.5999        4      $   43,929,995      3.8%
5.6000 -- 5.6999        3          31,881,235      2.8%
5.7000 -- 5.7999        2          15,000,000      1.3%
5.8000 -- 5.8999        3          29,710,295      2.6%
5.9000 -- 5.9999       13         131,530,000     11.4%
6.0000 -- 6.0999        7          80,072,897      7.0%
6.1000 -- 6.1999       17         130,006,544     11.3%
6.2000 -- 6.2999       20         395,087,323     34.4%
6.3000 -- 6.3999       18         119,347,386     10.4%
6.4000 -- 6.4999        8         111,894,378      9.7%
6.5000 -- 7.1760       11          61,038,197      5.3%
                      ---      --------------    -----
TOTAL                 106      $1,149,498,250    100.0%
                      ===      ==============    =====

Min: 5.4400   Max: 7.1760   Wtd. Avg. 6.1773

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                AGGREGATE
   RANGE OF                      CUT-OFF        % OF
 CUT-OFF DATE    NUMBER OF        DATE          LOAN
   DATE LTV       MORTGAGE      PRINCIPAL      GROUP 1
  RATIOS (%)       LOANS       BALANCE ($)    BALANCE
--------------   ---------   --------------   --------
40.95 -- 50.00        2      $    9,889,143      0.9%
50.01 -- 60.00       11         156,860,587     13.6%
60.01 -- 65.00       12         146,452,871     12.7%
65.01 -- 70.00       19         119,775,577     10.4%
70.01 -- 75.00       30         360,204,690     31.3%
75.01 -- 77.50       13         156,882,098     13.6%
77.51 -- 80.00       18         193,333,285     16.8%
80.01 -- 80.26        1           6,100,000      0.5%
                    ---      --------------    -----
TOTAL               106      $1,149,498,250    100.0%
                    ===      ==============    =====

Min: 40.95%   Max: 80.26%   Wtd. Avg. 69.41%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                  AGGREGATE
    RANGE OF                       CUT-OFF       % OF
  MATURITY DATE    NUMBER OF        DATE          LOAN
   OR ARD LTV       MORTGAGE      PRINCIPAL     GROUP 1
   RATIOS (%)        LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
Fully Amortizing       2       $   11,650,736      1.0%
34.73 -- 50.00         6          137,779,768     12.0%
50.01 -- 55.00        14          138,628,273     12.1%
55.01 -- 60.00        16          107,144,391      9.3%
60.01 -- 62.50        12           80,584,165      7.0%
62.51 -- 65.00        17          266,725,438     23.2%
65.01 -- 67.50        16          140,917,664     12.3%
67.51 -- 70.00        10           80,814,454      7.0%
70.01 -- 74.09        13          185,253,360     16.1%
                     ---       --------------    -----
TOTAL                106       $1,149,498,250    100.0%
                     ===      ==============    =====

Min: 34.73%   Max: 74.09%   Wtd. Avg. 61.53%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE
                                     CUT-OFF        % OF
     RANGE OF        NUMBER OF        DATE          LOAN
  ORIGINAL TERMS      MORTGAGE      PRINCIPAL     GROUP 1
TO MATURITY (MOS.)     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
84 -- 119                 1      $    7,315,000      0.6%
120 -- 120              103       1,130,532,514     98.4%
121 -- 240                2          11,650,736      1.0%
                        ---      --------------    -----
TOTAL                   106      $1,149,498,250    100.0%
                        ===      ==============    =====

Min: 84   Max: 240   Wtd. Avg. 121

REMAINING TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE
                                     CUT-OFF        % OF
     RANGE OF        NUMBER OF        DATE          LOAN
  REMAINING TERMS     MORTGAGE      PRINCIPAL     GROUP 1
TO MATURITY (MOS.)     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
82 -- 89                 1       $    7,315,000      0.6%
90 -- 119               80          949,177,514     82.6%
120 -- 124              23          181,355,000     15.8%
125 -- 240               2           11,650,736      1.0%
                       ---       --------------    -----
TOTAL                  106       $1,149,498,250    100.0%
                       ===       ==============    =====

Min: 82   Max: 240   Wtd. Avg. 120

REMAINING PARTIAL IO TERM (MOS)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    REMAINING       MORTAGE      PRINCIPAL    GROUP 1
PARTIAL IO TERMS     LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
11 -- 12                3      $ 17,600,000      1.5%
13 -- 24(1)            14       109,090,000      9.5%
25 -- 36               18       154,870,000     13.5%
37 -- 54                4       181,367,640     15.8%
55 -- 60                9        72,570,000      6.3%
                      ---      ------------     ----
TOTAL                  48      $535,497,640     46.6%
                      ===      ============     ====

Min: 11   Max: 60   Wtd. Avg. 38

(1)  Hadley Center II (1.6% of Loan Group 1 Balance) has a total of 24 months of
     IO with the first 12 months and the last 12 months of the loan term IO.

                                AGGREGATE
                                 CUT-OFF        % OF
                 NUMBER OF        DATE          LOAN
                 MORTGAGED      PRINCIPAL     GROUP 1
   LOCATION     PROPERTIES     BALANCE ($)    BALANCE
-------------   ----------   --------------   -------
California           23      $  310,601,340     27.0%
   Southern          12         257,206,994     22.4%
   Northern          11          53,394,346      4.6%
Massachusetts         1          74,750,000      6.5%
Ohio                  5          74,702,020      6.5%
Illinois             12          57,374,080      5.0%
Texas                16          54,235,172      4.7%
Other(a)             96         577,835,637     50.3%
                    ---      --------------    -----
TOTAL               153      $1,149,498,250    100.0%
                    ===      ==============    =====

(a)  Includes 28 states

PROPERTY TYPE

                               AGGREGATE
                                CUT-OFF        % OF
                NUMBER OF        DATE          LOAN
  PROPERTY      MORTGAGED      PRINCIPAL     GROUP 1
    TYPE       PROPERTIES     BALANCE ($)    BALANCE
------------   ----------   --------------   -------
Retail              55      $  494,835,375     43.0%
Hospitality         51         245,658,108     21.4%
Office              27         208,866,615     18.2%
Other                1         111,805,891      9.7%
Industrial          11          49,844,623      4.3%
Mixed Use            5          23,882,828      2.1%
Multifamily          1          10,310,000      0.9%
Self Storage         2           4,294,811      0.4%
                   ---      --------------    -----
TOTAL              153      $1,149,498,250    100.0%
                   ===      ==============    =====

AMORTIZATION TYPES

                                    AGGREGATE
                                     CUT-OFF        % OF
                     NUMBER OF        DATE          LOAN
                      MORTGAGE      PRINCIPAL     GROUP 1
AMORTIZATION TYPES     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
Balloon                  50      $  534,344,797     46.5%
IO-Balloon               47         532,422,640     46.3%
Interest Only             5          63,310,000      5.5%
Fully Amortizing          2          11,650,736      1.0%
ARD                       1           4,695,077      0.4%
IO-ARD                    1           3,075,000      0.3%
                        ---      --------------    -----
TOTAL                   106      $1,149,498,250    100.0%
                        ===      ==============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

    RANGE OF                      AGGREGATE      % OF
REMAINING STATED   NUMBER OF    CUT-OFF DATE      LOAN
  AMORTIZATION      MORTGAGE      PRINCIPAL     GROUP 1
  TERMS (MOS.)       LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
Interest Only           5      $   63,310,000      5.5%
235 -- 240              2          11,650,736      1.0%
241 -- 300              6          40,646,060      3.5%
301 -- 360             91       1,023,048,093     89.0%
361 -- 420              2          10,843,360      0.9%
                       --      --------------    -----
TOTAL                 106      $1,149,498,250    100.0%
                      ===      ==============    =====

Min: 235   Max: 420   Wtd. Avg. 353

PROPERTY STATE/LOCATION

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                          AGGREGATE      % OF
        RANGE OF            NUMBER OF    CUT-OFF DATE     LOAN
      CUT-OFF DATE           MORTGAGE     PRINCIPAL     GROUP 2
 PRINCIPAL BALANCE ($)        LOANS      BALANCE ($)    BALANCE
-------------------------   ---------   -------------   --------
2,350,000 -- 3,999,999           1      $  2,350,000       0.6%
4,000,000 -- 5,999,999           2         8,689,849       2.2%
6,000,000 -- 8,999,999           4        30,900,000       7.9%
9,000,000 -- 10,999,999          2        20,529,532       5.2%
11,000,000 -- 12,999,999         2        24,180,000       6.1%
13,000,000 -- 14,999,999         2        26,589,667       6.8%
15,000,000 -- 19,999,999         4        64,071,813      16.3%
20,000,000 -- 170,000,000        3       215,887,441      54.9%
                               ---      ------------     -----
TOTAL                           20      $393,198,302     100.0%
                               ===      ============     =====

Min: $2,350,000   Max: $170,000,000   Avg. $19,659,915

DEBT SERVICE COVERAGE RATIO (X)

                             AGGREGATE      % OF
               NUMBER OF   CUT-OFF DATE     LOAN
  RANGE OF      MORTGAGE     PRINCIPAL    GROUP 2
  DSCRS (X)     LOANS      BALANCE ($)   BALANCE
------------   ---------   ------------   -------
1.11 -- 1.19        2      $ 29,500,000      7.5%
1.20 -- 1.24        9       113,613,449     28.9%
1.25 -- 1.29        7        77,734,853     19.8%
1.30 -- 1.39        1         2,350,000      0.6%
1.40 -- 1.51        1       170,000,000     43.2%
                  ---      ------------    -----
TOTAL              20      $393,198,302    100.0%
                  ===      ============    =====

Min: 1.11x  Max: 1.51x   Wtd. Avg. 1.35x

MORTGAGE RATE (%)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    MORTGAGE        MORTGAGE     PRINCIPAL    GROUP 2
   RATES (%)         LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
5.6700 -- 5.7999        3      $ 38,564,853      9.8%
5.8000 -- 5.9999        5        63,079,532     16.0%
6.0000 -- 6.1999        4        65,737,441     16.7%
6.2000 -- 6.2999        5       210,326,628     53.5%
6.3000 -- 6.4100        3        15,489,849      3.9%
                      ---      ------------    -----
TOTAL                  20      $393,198,302    100.0%
                      ===      ============    =====

Min: 5.6700  Max: 6.4100   Wtd. Avg. 6.1174

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                               AGGREGATE      % OF
   RANGE OF      NUMBER OF   CUT-OFF DATE     LOAN
 CUT-OFF DATE     MORTGAGE     PRINCIPAL    GROUP 2
LTV RATIOS (%)     LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
57.32 -- 70.00        8      $245,239,849     62.4%
70.01 -- 72.50        1         8,550,000      2.2%
72.51 -- 75.00        2        12,200,000      3.1%
75.01 -- 77.50        2        28,764,853      7.3%
77.51 -- 79.38        7        98,443,600     25.0%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 57.32%  Max: 79.38%  Wtd. Avg. 71.38%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

   RANGE OF                    AGGREGATE     % OF
MATURITY DATE    NUMBER OF   CUT-OFF DATE    LOAN
  OR ARD LTV      MORTGAGE     PRINCIPAL    GROUP 2
  RATIOS (%)       LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
48.98 -- 60.00        4      $ 37,739,849      9.6%
60.01 -- 65.00        5        42,530,000     10.8%
65.01 -- 67.50        3        39,904,051     10.1%
67.51 -- 70.00        3       207,886,960     52.9%
70.01 -- 74.03        5        65,137,441     16.6%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 48.98%  Max: 74.03%  Wtd. Avg. 67.07%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

   RANGE OF                    AGGREGATE      % OF
ORIGINAL TERMS   NUMBER OF   CUT-OFF DATE     LOAN
  TO MATURITY     MORTGAGE     PRINCIPAL    GROUP 2
    (MOS.)         LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
60 -- 61              2      $ 11,889,849      3.0%
120-120              18       381,308,453     97.0%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 60  Max: 120   Wtd. Avg. 118

REMAINING TERM TO MATURITY OR ARD (MOS)

 RANGE OF
REMAINING                 AGGREGATE      % OF
 TERMS TO   NUMBER OF   CUT-OFF DATE     LOAN
 MATURITY    MORTGAGE     PRINCIPAL    GROUP 2
  (MOS.)      LOANS      BALANCE ($)   BALANCE
---------   ---------   ------------   -------
57 -- 60         2      $ 11,889,849      3.0%
113-120         18       381,308,453     97.0%
               ---      ------------    -----
TOTAL           20      $393,198,302    100.0%
               ===      ============    =====

Min: 57  Max: 120   Wtd. Avg. 117

REMAINING PARTIAL IO TERM (MOS)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    REMAINING       MORTAGE      PRINCIPAL    GROUP 2
PARTIAL IO TERMS     LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
21 -- 24               4        $39,250,000    10.0%
25 -- 36               3         28,950,000     7.4%
37 -- 59               2         28,300,000     7.2%
                     ---        -----------    ----
TOTAL                  9        $96,500,000    24.5%
                     ===        ===========    ====

Min: 21  Max: 59   Wtd. Avg. 36

PROPERTY STATE/LOCATION

                          AGGREGATE      % OF
            NUMBER OF   CUT-OFF DATE     LOAN
            MORTGAGED     PRINCIPAL    GROUP 2
LOCATION   PROPERTIES    BALANCE ($)   BALANCE
--------   ----------   ------------   -------
Indiana         7       $ 40,741,406     10.4%
Florida         5         38,435,722      9.8%
Georgia         7         34,842,609      8.9%
Texas          16         34,084,632      8.7%
Arizona         2         29,450,000      7.5%
Michigan        2         28,860,485      7.3%
Other(a)       43        186,783,449     47.5%
              ---       ------------    -----
TOTAL          82       $393,198,302    100.0%
              ===       ============    =====

(a)  Includes 18 states

PROPERTY TYPE

                                      AGGREGATE      % OF
                        NUMBER OF   CUT-OFF DATE     LOAN
      PROPERTY          MORTGAGED     PRINCIPAL    GROUP 2
        TYPE           PROPERTIES    BALANCE ($)   BALANCE
--------------------   ----------   ------------   -------
Multifamily                23       $223,198,302     56.8%
Manufactured Housing       59        170,000,000     43.2%
                          ---       ------------    -----
TOTAL                      82       $393,198,302    100.0%
                          ===       ============    =====

AMORTIZATION TYPES

                                   AGGREGATE      % OF
                     NUMBER OF   CUT-OFF DATE     LOAN
                      MORTGAGE     PRINCIPAL    GROUP 2
AMORTIZATION TYPES     LOANS      BALANCE ($)   BALANCE
------------------   ---------   ------------   -------
Interest Only             2      $190,900,000     48.6%
IO-Balloon                9        96,500,000     24.5%
Balloon                   8        95,068,770     24.2%
ARD                       1        10,729,532      2.7%
                        ---      ------------    -----
TOTAL                    20      $393,198,302    100.0%
                        ===      ============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

    RANGE OF                     AGGREGATE     % OF
REMAINING STATED   NUMBER OF   CUT-OFF DATE    LOAN
  AMORTIZATION      MORTGAGE     PRINCIPAL    GROUP 2
  TERMS (MOS.)       LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
Interest Only          2       $190,900,000     48.6%
353 -- 360            17        177,310,861     45.1%
361 -- 419             1         24,987,441      6.4%
                     ---       ------------    -----
TOTAL                 20       $393,198,302    100.0%
                     ===       ============    =====

Min: 353  Max: 419   Wtd. Avg. 366

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                       PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                    % OF
                                                     REM        % OF REM
                                                   MORTGAGE      MORTGAGE
           MONTHS                  AGGREGATE         POOL         POOL
           SINCE   NUMBER OF       REMAINING       BALANCE        BALANCE
          CUT-OFF   MORTGAGE       PRINCIPAL       LOCK OUT/       YIELD
 PERIOD     DATE     LOANS          BALANCE      DEFEASANCE(2) MAINTENANCE(3)
--------  -------  ---------  -----------------  ------------- --------------

2/1/2007      6       126     $1,539,102,063.93      88.28%        11.72%
2/1/2008     18       126     $1,530,968,804.44      87.54%        12.46%
2/1/2009     30       126     $1,521,431,957.44      84.78%        15.22%
2/1/2010     42       126     $1,509,197,178.29      84.68%        15.32%
2/1/2011     54       126     $1,493,792,421.37      78.09%        21.41%
2/1/2012     66       124     $1,465,008,826.34      77.41%        21.57%
2/1/2013     78       124     $1,446,266,517.69      77.27%        21.71%
2/1/2014     90       123     $1,419,295,021.56      70.62%        21.97%
2/1/2015    102       123     $1,397,949,128.94      70.45%        22.14%
2/1/2016    114       117     $1,331,417,962.37      66.73%        22.47%
2/1/2017    126         2     $    7,343,855.62     100.00%         0.00%
2/1/2018    138         2     $    6,764,552.47     100.00%         0.00%
2/1/2019    150         2     $    6,147,633.75     100.00%         0.00%
2/1/2020    162         2     $    5,490,653.02     100.00%         0.00%
2/1/2021    174         2     $    4,792,012.46     100.00%         0.00%
2/1/2022    186         2     $    4,046,986.28     100.00%         0.00%
2/1/2023    198         2     $    3,253,564.63     100.00%         0.00%
2/1/2024    210         2     $    2,408,598.73     100.00%         0.00%
2/1/2025    222         2     $    1,509,177.80     100.00%         0.00%
2/1/2026    234         2     $      550,871.78      59.17%         0.00%

          % OF REM  % OF REM  % OF REM  % OF REM  % OF REM  % OF REM  % OF REM
          MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE
            POOL      POOL      POOL      POOL      POOL      POOL      POOL
           BALANCE   BALANCE   BALANCE   BALANCE   BALANCE   BALANCE   BALANCE
             6%        5%         4%        3%        2%        1%      LOCK
 PERIOD    PENALTY   PENALTY   PENALTY   PENALTY   PENALTY   PENALTY    OPEN     TOTAL
--------  --------  --------  --------  --------  --------  --------  --------  -------

2/1/2007    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2008    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2009    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2010    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2011    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.50%   100.00%
2/1/2012    0.00%     1.01%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2013    0.00%     0.00%     1.01%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2014    0.00%     0.00%     0.00%     1.02%     0.00%     0.00%     6.40%   100.00%
2/1/2015    0.00%     0.00%     0.00%     0.00%     1.02%     0.00%     6.40%   100.00%
2/1/2016    0.00%     0.00%     0.00%     0.00%     0.00%     1.05%     9.76%   100.00%
2/1/2017    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2018    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2019    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2020    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2021    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2022    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2023    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2024    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2025    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2026    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    40.83%   100.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                   NUMBER OF
                                                   MORTGAGE
                                                    LOANS/
                                                   MORTGAGED   CUT-OFF DATE
                                      MORTGAGE       REAL       PRINCIPAL
NO.           LOAN NAME             LOAN SELLER   PROPERTIES     BALANCE
---   ---------------------------   -----------   ----------   ------------

1.    ARC Portfolio                     MLML        1     59   $170,000,000

2.    California Market Center          IXIS        1      1    111,805,891
3.    RLJ Portfolio                     MLML        1     43     95,367,640
4.    Mall at Whitney Field             IXIS        1      1     74,750,000
5.    Embassy Suites -- San Diego       PMCF        1      1     72,874,488
6.    The Promenade of Westlake         PMCF        1      1     42,371,817
7.    Maui Coast Hotel                  IXIS        1      1     41,465,012
8.    City Centre Building              AMCC        1      1     30,000,000
9.    Pavilion Court Apartments         MLML        1      1     24,987,441
10.   The Shops of Fairlawn             PMCF        1      1     21,440,203
                                                   --    ---   ------------
      TOTAL/WTD. AVG.                              10    110   $685,062,492
                                                   ==    ===   ============

                    % OF
       SHADOW      INITIAL
       RATING      MORTGAGE                                                         CUT-OFF
      MOODY'S/       POOL       PROPERTY      PROPERTY    LOAN BALANCE     DSCR     DATE LTV
NO.     S&P(1)      BALANCE       TYPE         SIZE(2)    PER SF/UNIT(3)  (X)(3)  RATIO (%)(3)
---   ----------   --------   ------------   ---------   --------------   -----    -----------

1.                   11.0%    Manufactured      14,930      $ 15,405       1.51       68.83
                                Housing
2.    Baa3/BBB--      7.2        Other       1,911,458            58       1.84       54.54
3.                    6.2     Hospitality        5,427        92,970       1.37       70.50
4.                    4.8        Retail        664,974           112       1.09       78.60
5.                    4.7     Hospitality          337       216,245       1.30       60.23
6.                    2.7        Retail        258,054           164       1.15       76.21
7.                    2.7     Hospitality          265       156,472       1.33       70.76
8.                    1.9        Office        220,368           136       1.41       71.86
9.                    1.6     Multifamily          377        66,280       1.20       78.09
10.                   1.4        Retail        133,334           161       1.18       74.45
                     ----                                                  ----       -----
                     44.4%                                                1.42X       68.10
                     ====                                                 =====       =====

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, the credit characteristics of the related loan is consistent with investment-grade rated obligations.

(2)  Property Size is indicated in rooms (for hospitality properties), square feet (for office, retail and "other" properties), pads (for manufactured housing properties) and units (for multifamily properties).

(3)  Calculations with respect to the ARC Portfolio Loan are based on the aggregate principal balance of the ARC Portfolio Whole Loan (as defined herein). The DSCR(x) assumes a LIBOR of 6.5% (LIBOR cap) with respect to the ARC Portfolio A-Note Floating.

     Calculations with respect to the RLJ Hotel Portfolio Loan are based on the aggregate principal balance of the RLJ Hotel Portfolio Loan Combination (as defined herein).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

ARC PORTFOLIO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           59
Location (City/State)                                                  See Table
Property Type                                               Manufactured Housing
Size (Pads)                                                               14,930
Percentage Physical Occupancy as of April 30, 2006                         76.2%
Year Built                                                             See Table
Year Renovated                                                           Various
Appraisal Value                                                     $334,175,000
# of Tenants                                                                 NAP
Average Monthly Rent Per Pad                                                $302
Underwritten Economic Occupancy                                            76.4%
Underwritten Revenues                                               $ 46,118,374
Underwritten Total Expenses                                         $ 22,426,017
Underwritten Net Operating Income (NOI)                             $ 23,692,357
Underwritten Net Cash Flow (NCF)                                    $ 22,945,857
Trailing 12 NOI as of April 30, 2006                                $ 21,642,698
2005 NOI                                                            $ 19,380,614
2004 NOI(4)                                                         $ 20,151,740

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                   July 11, 2006
Cut-off Date Principal Balance                                      $170,000,000
Cut-off Date Loan Balance Per Pad                                     $15,405(1)
Percentage of Initial Mortgage Pool Balance                                11.0%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2390%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   GRTR of YM or 1%(24),
                                                                     Def or GRTR
                                                        of YM or 1%(95), O(1)(2)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                  68.8%(1)
LTV Ratio at Maturity or ARD                                            68.8%(1)
Underwritten DSCR on NOI                                              1.56x(1,3)
Underwritten DSCR on NCF                                              1.51x(1,3)

(1)  Calculations are based on the aggregate principal balance of the ARC
     Portfolio Whole Loan (as defined herein).

(2)  See "Prepayment," "Property Release," and "Defeasance" herein for additional information.

(3)  The DSCR calculations assume a LIBOR of 6.5% (LIBOR cap) with respect to the ARC Portfolio A-Note Floating.

(4)  2004 NOI reflects annualized operating performance for certain properties acquired throughout the course of the year.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The largest mortgage loan (the "ARC Portfolio Loan") is evidenced by two fixed rate notes and is secured by a first mortgage encumbering fifty-nine
(59) manufactured housing communities located in eighteen (18) states
(collectively, the "ARC Portfolio"). One of the fixed rate notes evidencing the
ARC Portfolio Loan (the "ARC Portfolio A-Note Fixed") has an initial principal balance of $90,000,000 and the other fixed rate note evidencing the ARC
Portfolio Loan (the "ARC Portfolio B-Note Fixed") has an initial principal balance of $80,000,000. The ARC Portfolio Loan represents approximately 11.0% of the initial mortgage pool balance and approximately 43.2% of the initial loan group 2 balance.

The ARC Portfolio Loan was originated on July 11, 2006 and has a principal balance as of the cut-off date of $170,000,000. The ARC Portfolio Loan has a remaining term of 120 months to its scheduled maturity date of August 1, 2016.
The ARC Portfolio Loan is interest-only for the term of the loan. The ARC
Portfolio Loan permits prepayment and defeasance as described in the sections entitled "Prepayment" and "Defeasance" below.

The ARC Portfolio Loan is the fixed rate portion of a whole mortgage loan with an original principal amount of $230,000,000 (the "ARC Portfolio Whole Loan").
The companion loan to the ARC Portfolio Loan (the "ARC Portfolio Companion
Loan") is evidenced by a separate floating rate note (the "ARC Portfolio A-Note
Floating") with an interest rate of one month LIBOR + 0.80% per annum and an outstanding principal balance as of the cut-off date of $60,000,000. The maturity date of the ARC Portfolio Companion Loan is initially the payment date in August 2009 subject to two one-year extension options. The ARC Portfolio
Companion Loan will not be an asset of the trust. All three notes are secured by first mortgages (collectively, the "Mortgage") encumbering the ARC Portfolio.

The ARC Portfolio Loan and the ARC Portfolio Companion Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
"Description of the Mortgage Pool -- The Loan Combinations" and will be serviced pursuant to the terms of the Merrill Lynch Mortgage Trust 2006-C2 pooling and servicing agreement. Generally, pursuant to the intercreditor agreement, following certain events of default, collections on the ARC Portfolio Whole Loan will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) in the following manner, to the extent of available funds: (a) first, to the ARC Portfolio A-Note Fixed and to the ARC Portfolio A-Note Floating, on a pari passu and pro rata basis in an amount equal to accrued and unpaid interest thereon (excluding default interest); (b) next, to the ARC Portfolio A-Note Fixed and to the ARC Portfolio
A-Note Floating on a pari passu and pro rata basis in an amount equal to all principal payments received until the principal balances are reduced to zero;
(c) next, to the ARC Portfolio B-Note Fixed, in an amount equal to accrued and unpaid interest thereon (excluding default interest); and (d) next, to the ARC
Portfolio B-Note Fixed until the principal balance is reduced to zero.

              ------------------------------------------------------------------
                                              |
                ARC Portfolio A - Note Fixed  | ARC Portfolio A - Note Floating
                        $90,000,000           |          $60,000,000
                       Rate = 6.2390%         |     Rate = LIBOR + 0.80%
ARC Portfolio                                 |
 Whole Loan   ------------------------------------------------------------------
$230,000,000
                                 ARC Portfolio B - Note Fixed
                                          $80,000,000
                                         Rate =6.2390%
              ------------------------------------------------------------------

THE BORROWER. The "Borrowers" are (i) ARC18TX LP, (ii) ARCML06 LLC, (iii)
ARC18FLD LLC, (iv) ARC18FLSH LLC, (v) ARCFLMC LLC and (vi) ARCFLSV LLC, each a single purpose bankruptcy-remote entity owned and controlled directly or indirectly by Affordable Residential Communities, LP, of which Affordable
Residential Communities, Inc. is the sole general partner and owned 96.5% as of
March 31, 2006.

Affordable Residential Communities, Inc. ("ARC") is a Maryland corporation that is engaged in the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities, the retail sale and financing of manufactured homes, the rental of manufactured homes and other related businesses including acting as an agent in the sale of homeowners' insurance and related products, all exclusively to residents in its communities. ARC was organized in 1998 and operates primarily through Affordable Residential
Communities, LP and its subsidiaries. ARC is publicly traded on the NYSE under the ticker "ARC". As of March 31, 2006 ARC owned and operated 278 communities consisting of 57,578 home sites across 24 states. The company employs approximately 960 employees with 2005 revenue of approximately $254.5M.

LOCKBOX. The ARC Portfolio Whole Loan is structured so that all monies are deposited by the Borrowers or manager into either a central collection account or local collection accounts (all of which are under the control of the lender and to which the Borrowers have no access (other than to security deposits which are deposited into a separate security deposit account)). Funds in the local collection accounts are periodically swept into the central collection account.
If an event of default exists, the lender can require the Borrowers to deliver payment direction letters to the tenants directing the tenants to make all rental payments directly into the central collection account or (at the lender's option) a local collection account.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE PROPERTIES.(1) The ARC Portfolio consists of 59 manufactured housing communities located across 18 states. The ARC Portfolio in the aggregate contains approximately 14,930 home sites ranging in size from 17 to 850 pads per community. As of the closing of the ARC Portfolio Loan, approximately 2,267 pads were leased to affiliates of ARC (which have financed their position), under one or more leases, which leases provide for rent to be payable for each leased pad in the event the pad is subleased to a third party or the related manufactured housing community is more than 97% leased. Any such rents are to be no less than the greater of the subrental rate for the pad or market rates.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

The following table presents certain information relating to the ARC Portfolio:

                                      ARC PORTFOLIO

                                                         YEAR   NUMBER OF   % OF TOTAL
PROPERTY                                LOCATION        BUILT     PADS         PADS
--------------------------------   ------------------   -----   ---------   ----------

Shadow Hills ...................      Orlando, FL        1968      665        4.45%
Hunter Ridge ...................     Jonesboro, GA       1987      850        5.69%
Landmark Village ...............     Fairburn, GA        1973      509        3.41%
Carnes Crossing ................    Summerville, SC      1985      602        4.03%
Southwind Village ..............       Naples, FL        1968      362        2.42%
Woodlands of Kennesaw ..........     Kennesaw, GA        1974      266        1.78%
Casual Estates .................     Liverpool, NY       1967      806        5.40%
Columbia Heights ...............    Grand Forks, ND      1971      302        2.02%
Broadmore ......................       Goshen, IN        1950      360        2.41%
Castlewood Estates .............     Mableton, GA        1968      300        2.01%
Country Club Crossing ..........      Altoona, IA        1995      226        1.51%
Twin Pines .....................      Goshen, IN         1956      232        1.55%
Enchanted Village ..............       Alton, IL         1970      520        3.48%
Villa ..........................       Flint, MI         1969      319        2.14%
Oak Ridge ......................      Elkhart, IN        1988      205        1.37%
Evergreen Village ..............   Pleasant View, UT     1974      237        1.59%
Highland .......................      Elkhart, IN        1969      245        1.64%
Oakwood Forest .................     Greensboro, NC      1960      468        3.13%
Meadowbrook ....................       Pueblo, CO        1973      387        2.59%
Silver Creek ...................      Davenport, IA      1972      270        1.81%
Five Seasons Davenport .........      Davenport, IA      1971      259        1.73%
Forest Creek ...................      Elkhart, IN        1995      167        1.12%
Deerpointe .....................    Jacksonville, FL     1985      210        1.41%
Loveland .......................     Loveland, CO        1968      113        0.76%
Valley Verde ...................    Las Cruces, NM       1996      220        1.47%
Quail Run ......................     Hutchins, TX        1969      216        1.45%
Cedar Terrace ..................    Cedar Rapids, IA     1968      234        1.57%
President's Park ...............    Grand Forks, ND      1963      156        1.04%
Shiloh Pines ...................       Tyler, TX         1971      299        2.00%
Overpass Point MHC .............      Tooele, UT         1999      179        1.20%
Meadow Glen ....................      Keller, TX         1985      409        2.74%
Woodlake .......................     Greensboro, NC      1971      306        2.05%
Lakewood -- TX .................     Royse City, TX      1971      226        1.51%
Chisholm Creek .................     Park City, KS       1983      254        1.70%
Plantation Estates .............    Douglasville, GA     1970      130        0.87%
Magnolia Circle ................   Jacksonville, FL      1972      126        0.84%
Willow Creek Estates ...........       Ogden, UT         1973      137        0.92%
Seascape .......................   Corpus Christi, TX    1982      254        1.70%
Silver Leaf ....................     Mansfield, TX       1985      145        0.97%
Lakeside -- GA .................   Lithia Springs, GA    1970      102        0.68%
Lakeside -- IA .................     Davenport, IA       1958      123        0.82%
Terrell Crossing ...............      Terrell, TX        1971      191        1.28%
Shady Hills ....................     Nashville, TN       1953      191        1.28%

                                               AVERAGE               CUT-OFF DATE
                                    AVERAGE    MARKET     CURRENT     ALLOCATED      APPRAISED
PROPERTY                           RENT/PAD   RENT/PAD   OCCUPANCY     BALANCE         VALUE
--------------------------------   --------   --------   ---------   ------------   -----------

Shadow Hills ...................     $375       $375       85.1%      $12,195,652   $22,000,000
Hunter Ridge ...................     $328       $328       84.0%      $11,892,609   $24,525,000
Landmark Village ...............     $345       $345       82.7%      $ 8,182,174   $15,800,000
Carnes Crossing ................     $282       $282       74.4%      $ 7,487,391   $13,500,000
Southwind Village ..............     $392       $400       89.5%      $ 6,053,478   $12,500,000
Woodlands of Kennesaw ..........     $396       $396       91.7%      $ 5,543,478   $10,250,000
Casual Estates .................     $357       $357       60.8%      $ 5,543,478   $17,000,000
Columbia Heights ...............     $340       $340       95.4%      $ 5,454,783   $ 9,950,000
Broadmore ......................     $324       $324       73.1%      $ 4,944,783   $ 9,060,000
Castlewood Estates .............     $344       $344       97.3%      $ 4,826,522   $ 8,900,000
Country Club Crossing ..........     $370       $370       92.0%      $ 4,420,000   $ 9,200,000
Twin Pines .....................     $325       $325       95.7%      $ 4,375,652   $ 7,900,000
Enchanted Village ..............     $276       $276       56.9%      $ 4,360,870   $ 9,120,000
Villa ..........................     $380       $350       58.6%      $ 3,873,043   $ 8,060,000
Oak Ridge ......................     $325       $325       97.6%      $ 3,806,522   $ 7,210,000
Evergreen Village ..............     $325       $325       78.5%      $ 3,695,652   $ 6,990,000
Highland .......................     $265       $265       94.3%      $ 3,666,087   $ 6,630,000
Oakwood Forest .................     $287       $287       73.5%      $ 3,547,826   $ 6,400,000
Meadowbrook ....................     $276       $276       57.6%      $ 3,266,957   $ 7,200,000
Silver Creek ...................     $260       $260       82.6%      $ 3,067,391   $ 6,210,000
Five Seasons Davenport .........     $260       $260       79.2%      $ 2,934,348   $ 6,100,000
Forest Creek ...................     $340       $340       86.8%      $ 2,808,696   $ 5,740,000
Deerpointe .....................     $273       $273       86.7%      $ 2,712,609   $ 5,600,000
Loveland .......................     $405       $405       95.6%      $ 2,609,130   $ 4,700,000
Valley Verde ...................     $260       $260       75.5%      $ 2,609,130   $ 4,700,000
Quail Run ......................     $285       $285       81.0%      $ 2,431,739   $ 4,350,000
Cedar Terrace ..................     $288       $280       76.5%      $ 2,402,174   $ 5,000,000
President's Park ...............     $300       $300       91.7%      $ 2,217,391   $ 4,050,000
Shiloh Pines ...................     $256       $256       73.6%      $ 2,017,826   $ 3,290,000
Overpass Point MHC .............     $260       $260       72.6%      $ 1,951,304   $ 4,060,000
Meadow Glen ....................     $288       $288       58.7%      $ 1,803,478   $ 3,540,000
Woodlake .......................     $304       $304       63.1%      $ 1,773,913   $ 3,400,000
Lakewood -- TX .................     $262       $262       76.1%      $ 1,759,130   $ 3,210,000
Chisholm Creek .................     $252       $252       63.4%      $ 1,751,739   $ 3,575,000
Plantation Estates .............     $298       $298       92.3%      $ 1,677,826   $ 2,950,000
Magnolia Circle ................     $262       $262       96.0%      $ 1,589,130   $ 3,300,000
Willow Creek Estates ...........     $200       $200       97.1%      $ 1,544,783   $ 2,880,000
Seascape .......................     $262       $262       57.1%      $ 1,515,217   $ 2,730,000
Silver Leaf ....................     $281       $281       91.7%      $ 1,485,652   $ 2,680,000
Lakeside -- GA .................     $295       $295       94.1%      $ 1,456,087   $ 2,650,000
Lakeside -- IA .................     $305       $305       75.6%      $ 1,441,304   $ 3,060,000
Terrell Crossing ...............     $285       $285       67.0%      $ 1,426,522   $ 2,570,000
Shady Hills ....................     $269       $269       80.6%      $ 1,389,565   $ 2,700,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  ARC PORTFOLIO

                                                          YEAR    NUMBER OF   % OF TOTAL
PROPERTY                                LOCATION          BUILT     PADS         PADS
--------------------------------   --------------------   -----   ---------   ----------

Crestview ......................      Stillwater, OK       1970        237         1.59%
Golden Valley ..................     Douglasville, GA      1974        126         0.84%
Autumn Forest ..................     Browns Summit, NC     1972        297         1.99%
Eagle Creek ....................         Tyler, TX         1995        181         1.21%
Amber Village ..................        Dallas, TX         1968        190         1.27%
The Pines ......................        Ladson, SC         1966        157         1.05%
Birch Meadows ..................        Wilton, NY         1971         62         0.42%
Bluebonnet Estates .............        Temple, TX         1972        174         1.17%
Kopper View MHC ................   West Valley City, UT    1995         61         0.41%
Seamist ........................   Corpus Christi, TX      1971        157         1.05%
Chambersburg I & II ............     Chambersburg, PA      1955         98         0.66%
Shawnee Hills ..................        Topeka, KS         1960        109         0.73%
Sherwood Acres .................       Wichita, KS         1987        110         0.74%
Mulberry Heights ...............     Fort Worth, TX        1966         68         0.46%
Sunset Village .................     Gainesville, TX       1972        108         0.72%
Park D'Antoine .................       Wilton, NY          1969         17         0.11%
                                                                    ------       ------
   TOTAL/WEIGHTED AVERAGE ......                                    14,930       100.00%
                                                                    ======       ======

                                               AVERAGE               CUT-OFF DATE
                                    AVERAGE    MARKET     CURRENT      ALLOCATED      APPRAISED
PROPERTY                           RENT/PAD   RENT/PAD   OCCUPANCY      BALANCE         VALUE
--------------------------------   --------   --------   ---------   ------------   ------------

Crestview ......................     $246       $246        54.4%    $  1,382,174   $  2,490,000
Golden Valley ..................     $326       $326        71.4%    $  1,263,913   $  2,900,000
Autumn Forest ..................     $252       $252        45.5%    $  1,234,348   $  2,500,000
Eagle Creek ....................     $210       $210        90.6%    $  1,175,217   $  2,700,000
Amber Village ..................     $282       $282        65.8%    $  1,145,652   $  2,070,000
The Pines ......................     $200       $200        78.3%    $  1,042,174   $  1,875,000
Birch Meadows ..................     $337       $350        98.4%    $  1,012,609   $  2,100,000
Bluebonnet Estates .............     $241       $241        67.2%    $  1,012,609   $  1,900,000
Kopper View MHC ................     $305       $305        75.4%    $    975,652   $  1,920,000
Seamist ........................     $262       $262        68.2%    $    953,478   $  1,760,000
Chambersburg I & II ............     $215       $215        92.9%    $    864,783   $  1,850,000
Shawnee Hills ..................     $208       $208        66.1%    $    628,261   $  1,300,000
Sherwood Acres .................     $230       $230        63.6%    $    576,522   $  1,200,000
Mulberry Heights ...............     $280       $280        57.4%    $    487,826   $    990,000
Sunset Village .................     $225       $225        72.2%    $    480,435   $    870,000
Park D'Antoine .................     $300       $300       100.0%    $    251,304   $    510,000
                                     ----       ----        ----     ------------   ------------
   TOTAL/WEIGHTED AVERAGE ......     $302       $301        76.2%    $170,000,000   $334,175,000
                                     ====       ====        ====     ============   ============

COMPETITIVE CONDITIONS. The mortgaged real property identified as Meadowbrook, representing 2.59% of total pads in the ARC Portfolio, is subject to competitive conditions. According to a third-party appraisal, three manufactured housing communities are located within a 10-mile radius in relation to Meadowbrook. Additionally, comparable properties reported occupancy rates of 70% to 95%, with an average of 83%. Although Meadowbrook's occupancy is lower than the average of comparable properties, it is the largest community in terms of pad sites.

ESCROWS. The following escrows/reserve accounts have been established with respect to ARC Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                                     INITIAL      MONTHLY
-------------------------------------   -----------   --------
Environmental Remediation ...........    $520,000     $      0
Immediate Repairs ...................    $      0     $      0
Master Lease ........................    $568,837     $      0
Security Deposit ....................    $      0(1)  $      0
Prepaid Rent ........................    $      0     $      0
Tax .................................    $857,057     $196,145
Insurance ...........................    $204,078(2)  $      0
Replacement Reserve .................    $ 62,208     $ 62,208

(1)  SECURITY DEPOSIT ESCROW: As of the closing date of the ARC Portfolio Loan, the Borrowers held $1,526,902 at its bank for Security Deposits.

(2)  INSURANCE RESERVE: Borrower will be required to maintain an insurance reserve account balance in an amount equal to 1/2 of the annual premium amount.

PREPAYMENT. The ARC Portfolio Whole Loan may be prepaid, in whole or in part, without release of individual properties, at any time, provided that, among other things, (i) the principal portion of any such prepayment shall be applied first to the ARC Portfolio A-Note Floating until the principal amount thereof is reduced to $0 and (ii) with respect to any prepayment of the ARC Portfolio
A-Note Fixed or ARC Portfolio B-Note Fixed, Borrowers shall also pay a prepayment premium. In addition, Borrowers may prepay the ARC Portfolio Whole
Loan at any time with a release of one or more individual properties as set forth in the section entitled "Property Release" below.

PROPERTY RELEASE. The Borrowers may obtain a release of one or more individual properties from the lien of the Mortgage subject to fulfillment of certain conditions including payment of a release price equal to 100% of the then-current allocated loan amount for such property(ies), the payment of a prepayment premium (with respect to a prepayment of the fixed rate notes) and satisfaction of a debt service coverage test. The principal portion of the release price will be used to pay down the ARC Portfolio Whole Loan in accordance with the priorities among notes as set forth in the prospectus supplement.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

DEFEASANCE. After the later of (i) the date that the principal balance of the
ARC Portfolio A-Note Floating has been reduced to $0 and (ii) the earlier of (a)
the date that is 2 years after the final securitization of the entire ARC
Portfolio Whole Loan (including all notes) and (b) July 11, 2009, the ARC
Portfolio Loan may be defeased with United States government obligations. The
Borrowers may obtain a release of one or more individual properties from the lien of the Mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount equal to 125% of the then-current allocated loan amount for the property(ies) being defeased.

SUBSTITUTION PROVISIONS. The Borrowers have the right, only after the earlier of the date the entire ARC Portfolio Whole Loan (including all notes) has been securitized and January 1, 2007, on one or more occasions, to obtain the release of one or more of the properties from the lien of the Mortgage by substituting one or more manufactured housing community properties of like kind and quality
(which shall include, among other things, the geographic diversity of the substituted property vis-a-vis the other properties) acquired by the applicable
Borrower, subject, in each case, to the fulfillment of certain conditions described in the loan documents including, without limitation, delivery of appraisals, environmental reports, title policies, opinions, loan documents and rating agency confirmation that any rating issued in connection with a securitization will not, as a result of the proposed substitution, be downgraded from the then-current ratings thereof, qualified or withdrawn. See "Description of Mortgage Pool -- Terms and Conditions of the Mortgage Loans -- Collateral
Substitution and Partial Releases Other Than In Connection With Defeasance --
Property Substitutions" in the prospectus supplement.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business not to exceed two percent (2%) of the principal indebtedness. There is also an ARC Portfolio A-Note Floating which is not held by the trust.

RELEASE PROVISIONS. At any time after January 1, 2007, the Borrowers may obtain the release of any of five specified non-income-producing parcels of individual properties from the lien of the Mortgage upon fulfillment of certain requirements including delivery of appraisals, title policy endorsements and opinions.

PROPERTY MANAGEMENT. ARC Management Services, Inc. is the property manager for all the ARC Portfolio properties. The property manager is affiliated with the
Borrowers.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

CALIFORNIA MARKET CENTER

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Los Angeles, CA
Property Type                                                              Other
Size (Square Feet)                                                     1,911,458
Percentage Physical Occupancy as of April 1, 2006                          72.1%
Year Built                                                                  1957
Year Renovated                                                              2001
Appraisal Value                                                     $205,000,000
# of Tenant Leases                                                           771
Average Rent Per Square Foot                                              $19.68
Underwritten Economic Occupancy                                            72.1%
Underwritten Revenues                                                $29,634,231
Underwritten Total Expenses                                          $13,154,462
Underwritten Net Operating Income (NOI)                              $16,479,769
Underwritten Net Cash Flow (NCF)                                     $15,234,161
Trailing 12 NOI as of March 31, 2006                                 $17,029,067
2005 NOI                                                             $15,010,514
2004 NOI                                                              $9,862,287

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                     May 9, 2006
Cut-off Date Principal Balance                                      $111,805,891
Cut-off Date Loan Balance Per SF/Unit                                       $58
Percentage of Initial Mortgage Pool Balance                                 7.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2400%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                    LO(26), Def(90),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     54.5%
LTV Ratio at Maturity or ARD                                               46.7%
Underwritten DSCR on NOI                                                   1.99x
Underwritten DSCR on NCF                                                   1.84x
Shadow Rating (Moody's/S&P)                                            Baa3/BBB-

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 2nd largest mortgage loan (the "CalMart Loan") is evidenced by a single promissory note and is secured by a first priority mortgage encumbering the 1,911,458 square foot apparel and giftware mart known as the California
Market Center, located in Los Angeles, California (the "CalMart Property"). The
CalMart Loan has a principal balance of $111,805,891 as of the cut-off date and represents approximately 7.2% of the initial mortgage pool balance and approximately 9.7% of the initial loan group 1 balance.

The CalMart Loan was originated on May 9, 2006 by IXIS Real Estate Capital Inc.
and has a remaining term of 118 months to its maturity date on June 5, 2016. The
CalMart Loan may be voluntarily prepaid without payment of a prepayment premium on or after March 5, 2016. The CalMart Loan may be voluntarily prepaid, in whole but not in part on or after March 5, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The CalMart Property is a 1,911,458 rentable square foot apparel and giftware mart consisting of three interconnected 13 story buildings comprising approximately 1.77 million square feet (known as buildings A, B, &
C), a 59,000 square foot six story building with street level retail space (Mart
South), a separate 32,000 square foot bank building, and a 2,200 space parking garage. The CalMart Property is located on a 5.6-acre site comprised of two individual parcels in the Los Angeles Central Business District. The main campus consists of a full city block bounded by Olympic Boulevard, Main Street, 9th
Street, and Los Angeles Street. The Mart South and parking garage structures are located along the south side of Olympic Boulevard between Main Street and Los
Angeles Street on two separate parcels. Both sites are situated in the center of
Los Angeles' $22.5 billion wholesale fashion and textile community, one of the largest manufacturing centers in the country.

The existing structures were built in four phases in 1963, 1965, 1973 and 1979.
The two-story bank branch building was built in 1981 and the adjacent parking garage was constructed in 1985. The CalMart Property is considered to be one of the West Coast's premier mart facilities and is home to over 5,000 producers of apparel, accessories, gifts, home decor and textiles, including leading apparel and giftware designers and manufacturers from around the country. Tenants of the
CalMart Property include high-end designers, publishers and manufacturing representatives. Notably, the Otis College of Art and Design is located at the property. A sample of designer apparel and giftware tenants include BCBG, Lucky
Brand, Jessica McClintock, Laundry, Guess and Max Studio. The CalMart Property's
collection of leading designers attracts such retailers as Bloomingdales, Henri
Bendel, Lord and Taylor, Macy's, Mervyn's, Neiman Marcus, Nordstrom, Old Navy,
Saks Fifth Avenue, Sears and Victoria's Secret. Additionally, the center is renowned for hosting various trade shows, designed to promote the multiple sectors of the fashion and giftware business.

The following table presents certain information relating to the major tenants at the CalMart Property:

                               TENANT INFORMATION

                                                                   CREDIT RATINGS     SQUARE    % OF    BASE RENT      LEASE
TENANT NAME                                PARENT COMPANY          (MOODY'S/S&P)(1)    FEET      GLA       PSF      EXPIRATION
---------------------------------   ----------------------------   ----------------   -------   -----   ---------   ----------

California Marketing Associate ..                NA                      NR/NR         40,636    2.13%    $ 7.44    12/31/2009
Otis College of Art and Design ..                NA                      NR/NR         31,958    1.67%     16.32     7/31/2012
Bank of America N.T. & S.A ......    Bank of America Corporation        Aa2/AA-        21,440    1.12%     27.08     3/31/2010
Charlotte Russe, Inc. ...........   Charlotte Russe Holding, Inc         NR/NR         16,214    0.85%     18.96     4/30/2010
Russ Berrie and Company .........                NA                      NR/NR         13,962    0.73%     18.60    12/31/2009
                                                                                      -------    ----     ------
TOTAL/WEIGHTED AVERAGE ..........                                                     124,210    6.50%    $15.87
                                                                                      =======    ====     ======

----------
(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the CalMart Property:

                            LEASE ROLLOVER SCHEDULE(1)

                      NUMBER OF    SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE  CUMULATIVE %
                        LEASES      FEET    % OF GLA   BASE RENT      RENT    SQUARE FEET     OF GLA      BASE RENT  OF BASE RENT
        YEAR           EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
--------------------  ---------  ---------  --------  -----------  ---------  -----------  ------------  ----------  ------------

Vacant .............               532,897    27.9%                              532,897        27.9%
Permanent Exhibition
   Space ...........       1       203,863    10.7                     0.0       736,760        38.5                       0.0
MTM ................     195       194,391    10.2      3,859,595     16.7       931,151        48.7      3,859,595       16.7
2006 ...............     122       160,260     8.4      3,194,761     13.8     1,091,411        57.1      7,054,355       30.5
2007 ...............     171       220,047    11.5      4,561,568     19.7     1,311,458        68.6     11,615,923       50.3
2008 ...............     165       234,994    12.3      4,630,784     20.0     1,546,452        80.9     16,246,707       70.3
2009 ...............      67       167,654     8.8      2,803,374     12.1     1,714,106        89.7     19,050,081       82.4
2010 ...............      30        91,568     4.8      2,024,707      8.8     1,805,674        94.5     21,074,788       91.2
2011 ...............      13        42,035     2.2      1,135,840      4.9     1,847,709        96.7     22,210,628       96.1
2012 ...............       3        36,372     1.9        572,638      2.5     1,884,081        98.6     22,783,266       98.6
2014 ...............       1         6,673     0.3         72,000      0.3     1,890,754        98.9     22,855,266       98.9
2015 ...............       3        20,704     1.1        258,000      1.1     1,911,458       100.0     23,113,266      100.0
                         ---     ---------   -----    -----------    -----
TOTAL ..............     771     1,911,458   100.0%   $23,113,266    100.0%
                         ===     =========   =====    ===========    =====

----------
(1)  Information obtained from borrower's rent roll dated April 1, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET.(1) The California Market Center is located in the Los Angeles'
Fashion District (also known as the Garment District), in the heart of the Los
Angeles CBD and is a major center for the garment industry in the U.S. As a result, this affords the California Market Center with ample hotel accommodations and easy access to all transportation systems. This is particularly advantageous for the the various trade shows that are held at the
California Market Center throughout the year. In addition, being located in Los
Angeles, the California Market Center has easy access to markets in the Pacific
Rim and Asia which further enhances its appeal and attraction to the many trade shows that are held in the U.S. The 82-block district includes manufacturers, wholesalers, retailers, sewing contractors, pattern makers, dye houses, designers, and apparel marts. Responsible for 80% of California's apparel production, this multi-faceted district is an efficient hub of fashion-related business providing service to both the trade and general public. The downtown
Fashion District accounts for $8 billion in annual revenues.

Primary competition for the California Market Center comes from The New Mart, which sells primarily soft goods and is located on 9th Street between Main
Street and Los Angeles Street, and the L.A. Mart, which sells primarily hard goods and is located at the corner of Broadway and Washington Streets. There are very few major apparel marts and wholesale marts in the U.S. The marts are generally located in major metropolitan areas. Several centers are located in renovated historic or industrial buildings, and others such as the California
Market Center are of relatively recent construction and were conceived and built to house a wholesale mart.

THE BORROWER. The borrower is Jamison California Market Center, L.P., a Delaware
limited partnership, and a special purpose entity. The borrower is 99% owned by its sole limited partner, California Market Center, L.P., a Delaware limited partnership, and 1% owned by CalMart, Inc., its general partner. The general partner is wholly owned by Dr. David Lee, the majority indirect owner of the borrower.

Dr. David Lee owns and controls Jamison Properties Inc. a privately held, full service real estate investment and management firm based in Los Angeles.
Jamison's comprehensive approach incorporates acquisition, management and leasing services for commercial properties. With over 100 properties totaling over 20 million square feet, Jamison is one of the top three landlords of commercial office buildings in Southern California. While a majority of
Jamison's holdings are office buildings, Jamison's portfolio includes medical buildings, shopping centers, and residential developments. Jamison has a market capitalization of over $1 billion.

PROPERTY MANAGEMENT. The CalMart Property is managed by Jamison Services, Inc., a California corporation, which is an affiliate of the borrower.

LOCKBOX. The CalMart Loan requires a hard lockbox and springing cash management.
At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct tenants to pay their rents directly to the lockbox account. Other than during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and applied in accordance with the loan documents. A cash management period will commence upon the occurrence of any of the following
(i) the stated maturity date of the CalMart Loan, (ii) a default or an event of default under the loan documents, (iii) the finding by lender that less than 95%
of rents have been deposited into the lockbox account or (iv) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least
1.05:1; and will end if (1) the CalMart Loan, and all other obligations under the loan documents have been repaid in full or (2) for one year since the end of the last cash management period (A) no default or event of default has occurred,
(B) no event that could trigger another cash management period has occurred and
(C) the DSCR is at least equal to 1.10:1.

ESCROWS/HOLDBACKS. The following escrow/reserve accounts have been established with respect to CalMart Loan:

                               ESCROWS / RESERVES

TYPE:                                   INITIAL               MONTHLY
------------------------------------   --------   ------------------------------
Taxes ..............................   $490,598              $125,230
Insurance ..........................   $251,131              $ 62,782
Immediate Repairs ..................   $      0              $      0
Capital Expenditures ...............   $      0              $ 31,858
Rollover Reserve ...................   $      0   $77,698 (capped at $1,500,000)

ADDITIONAL DEBT. An affiliate of the borrower has a committed $20 million revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 49% of the equity interest in the borrower.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

RLJ PORTFOLIO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                43
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                               5,427
Percentage Physical Occupancy as of
   April 30, 2006                                                          72.5%
Year Built                                                             See Table
Appraised Value                                                     $715,700,000
Underwritten Occupancy                                                     73.3%
Underwritten Revenues                                               $183,819,220
Underwritten Total Expenses                                         $124,884,215
Underwritten Net Operating Income (NOI)                              $58,935,005
Underwritten Net Cash Flow (NCF)                                     $51,147,635
Trailing 12 NOI as of April 30, 2006                                 $55,867,317
2005 NOI                                                             $51,492,137
2004 NOI                                                             $37,590,202

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   June 14, 2006
Cut-off Date Principal Balance                                       $95,367,640
Cut-off Date Loan Balance Per Room                                    $92,970(1)
Percentage of Initial Mortgage Pool Balance                                 6.2%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2940%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            42
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                LO(25), Def (59), O (36)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  70.5%(1)
LTV Ratio at Maturity or ARD                                            64.6%(1)
Underwritten DSCR on NOI                                             1.57x(1, 2)
Underwritten DSCR on NCF                                             1.37x(1, 3)

(1)  Based on the aggregate principal balance of the RLJ Hotel Portfolio Loan
     ($95,367,640) and the non-trust RLJ Hotel Portfolio Pari Passu Notes
     ($409,181,230) evidencing the RLJ Hotel Portfolio Loan Combination.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.83x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.59x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 3rd largest mortgage loan (the "RLJ Hotel Portfolio Loan") is evidenced by two promissory notes secured by a first mortgage encumbering the fee interest in 43 hotels. The hotels, which total 5,427 rooms, are flagged by
Marriott, Courtyard, Residence Inn, Fairfield Inn, Hilton Garden Inn, Springhill
Suites, Hampton Inn, Holiday Inn Express, Renaissance, Holiday Inn Select and
Sleep Inn (each, an "RLJ Hotel Portfolio Property" and collectively the "RLJ
Hotel Portfolio Properties"). The RLJ Hotel Portfolio Loan represents approximately 6.2% of the initial mortgage pool balance and approximately 8.3%
of the initial loan group 1 balance.

The RLJ Hotel Portfolio Loan was originated on June 14, 2006 and has a principal balance as of the cut-off date of $95,367,640. The RLJ Hotel Portfolio Loan has a remaining term of 119 months to its scheduled maturity date of July 1, 2016.
The RLJ Hotel Portfolio Loan may be prepaid without premium after July 1, 2013.

The RLJ Hotel Portfolio Loan is pari passu with other promissory notes (the "RLJ
Hotel Portfolio Pari Passu Notes" and collectively, the "RLJ Hotel Portfolio
Loan Combination") that have an aggregate principal balance of $409,181,230 as of the cut-off date. The RLJ Hotel Portfolio Pari Passu Notes are secured by the same mortgages as the RLJ Hotel Portfolio Loan. The RLJ Hotel Portfolio Pari
Passu Notes are pari passu in right of payment and in other respects to the RLJ
Hotel Portfolio Loan and have the same interest rate, maturity date and amortization term as the RLJ Hotel Portfolio Loan. The RLJ Hotel Portfolio Pari
Passu Notes will be held outside of the trust and are expected to be securitizied in various transactions. The pooling and servicing agreement for the Wachovia Bank Commercial Mortgage Trust Commercial Pass-Through Certificates
Series 2006-C27 (the "Wachovia 2006-C27 Securitization") transaction will govern the servicing of the RLJ Hotel Portfolio Loan Combination. The controlling class representative of the Wachovia 2006-C27 Securitization will have the right, in lieu of the controlling class representative of the 2006-C2 securitization, to direct and advise the master servicer and the special servicer under the
Wachovia 2006-C27 Securitization pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property. See "Description of the
Mortgage Pool--The Loan Combinations" in the prospectus supplement.

THE BORROWER. The borrowers (the "RLJ Hotel Portfolio Borrowers") are each single purpose bankruptcy remote entities owned and controlled indirectly by RLJ
Lodging Fund II, LLC ("Fund II" or "Sponsor"), an affiliate of RLJ Development,
LLC. Fund II is controlled by RLJ Capital Partners II, LLC, the general partner of Fund II. RLJ Capital Partners II, LLC is also the general partner in RLJ
Urban Lodging Fund I, LLC, which owns 18 hotel assets valued at approximately
$600 million.

RLJ Development, LLC is a privately held real estate investment company founded in 2000 and led by Chairman and CEO Robert L. Johnson and President Thomas J.
Baltimore, Jr. The firm actively acquires, repositions, renovates, and re-brands institutional-quality hotel properties throughout North America and the
Caribbean. Prior to this transaction, RLJ Development owned eleven hotels valued at approximately $450 million. In 2004, the firm launched its first private equity fund, the RLJ Urban Lodging Fund, LP ("Fund I"), which currently has $315 million in equity commitments and total purchasing power in excess of $900 million. As of July 16, 2006, the Fund was approximately 80% committed, with 22 assets closed at an aggregate gross acquisition value of approximately $680 million. Fund I has seven institutional investors including several major public and corporate pension funds, financial institutions and two dominant hospitality entities. The Fund's strategy is to acquire and develop upscale focused-service hotels and compact full-service hotels in urban markets primarily under Hilton and Marriott brands. Upon final closing, Fund II is expected to have over $700 million of equity commitments. The following investors, which also participated in a prior RLJ fund, have made equity commitments to Fund II: CalPERS, CalSTRS, the State of North Carolina, the State of Connecticut, Marriott, Wells Fargo,
GE, Allstate Insurance and Church Pension, among other investors. With this acquisition, RLJ will become the one of the largest Marriott franchisee in the
United States.

THE LOCKBOX. The RLJ Hotel Portfolio Borrowers and manager shall collect all rents and other gross revenues and shall, within seven days, deposit all rents and other gross revenues from the RLJ Hotel Portfolio Properties into a rent account. Unless and until a sweep event has occurred, funds from the rent account will be transferred daily into a borrower account. A sweep event occurs when the aggregate debt service coverage ratio is less than 1.10x for each of the two prior quarters and ends when the aggregate debt service coverage ratio equals or exceeds 1.20x for each of two quarters. Upon the occurrence of a sweep event, funds will be automatically transferred into a central account. Borrower shall pay to the central account sums required to fund the following sub-accounts (and all funds in the central account shall be allocated to the following sub-accounts): (i) to the basic carrying costs sub-account, until an amount equal to the basic carrying costs monthly installment for such payment date has been allocated to the basic carrying costs sub-account, (ii) to the debt service payment sub-account, until an amount equal to the required debt service payment for such payment date has been allocated to the debt service payment sub-account, (iii) to the recurring replacement reserve sub-account, until an amount equal to the recurring replacement reserve monthly installment for such payment date has been allocated to the recurring replacement reserve sub-account, (iv) only if an event of default exits, to the operations and maintenance expense sub-account, until an amount equal to the cash expenses, other than management fees payable to affiliates of borrower, for the interest accrual period ending immediately prior to such payment date pursuant to the related approved annual budget, (v) only if an event of default exists, to the operation and maintenance expense sub-account until an amount equal to the amount, if any, of the net capital expenditures for the interest accrual period ending immediately prior to the payment date pursuant to the related approved annual budget, (vi) only during an O&M operative period, to the operation and maintenance expense sub-account until an amount equal to the amount, if any, of the extraordinary expenses approved by Lender for the interest accrual period ending immediately prior to such payment date, and (vii) only during an O&M operative period, the balance, if any, to the curtailment reserve sub-account.

THE PROPERTIES. The RLJ Hotel Portfolio Loan is collateralized by 43 properties containing a total of 5,427 rooms. The properties are located in eight states.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

The following tables present certain information relating to the RLJ Hotel
Portfolio Properties:

                         RLJ HOTEL PORTFOLIO PROPERTIES

                                                                    CUT-OFF DATE
                                            PROPERTY                  ALLOCATED                   APPRAISAL
PROPERTY NAME                               LOCATION        ROOMS      BALANCE     YEAR BUILT       VALUE        U/W NCF
------------------------------------   ------------------   -----   ------------   ----------   ------------   -----------

Marriott Denver South ..............      Lone Tree, CO       279    $ 7,481,051      2003      $ 49,200,000   $ 3,843,645
Marriott Midway ....................    Bedford Park, IL      200      5,355,005      2002        36,700,000     2,626,265
Renaissance Plantation .............     Plantation, FL       250      4,845,594      2002        42,200,000     3,060,307
HGI Midway .........................    Bedford Park, IL      174      4,092,308      2005        29,200,000     2,006,998
Residence Inn Plantation ...........     Plantation, FL       138      3,810,452      1996        25,600,000     2,188,133
Rennaissance Broomfield ............     Broomfield, CO       232      3,598,275      2002        41,000,000     1,887,216
Courtyard Salt Lake City ...........   Salt Lake City, UT     154      3,472,069      1999        23,100,000     1,702,813
Residence Inn Houston Galleria .....       Houston, TX        146      3,363,976      1960        21,900,000     1,885,784
Springhill Suites Austin South .....       Austin, TX         152      3,258,074      2000        17,000,000     1,317,843
Marriott Austin South ..............       Austin, TX         211      3,258,074      2001        33,100,000     2,324,585
Hampton Inn Midway .................    Bedford Park, IL      170      3,163,143      1990        25,000,000     1,558,815
Marriott Pontiac ...................       Pontiac, MI        290      2,637,858      2000        36,800,000     1,767,883
Holiday Inn Express Midway .........    Bedford Park, IL      104      2,463,287      1999        16,400,000     1,342,242
Courtyard Austin Northwest .........       Austin, TX         102      2,397,271      1996        16,200,000     1,254,103
Residence Inn Round Rock ...........     Round Rock, TX        96      2,209,971      1999        14,800,000     1,198,136
Residence Inn Austin Northwest .....       Austin, TX          84      2,192,835      1996        15,500,000     1,091,737
Courtyard Brandon ..................        Tampa, FL          90      2,028,611      1997        13,000,000     1,185,532
Residence Inn Pontiac ..............       Pontiac, MI        114      2,006,568      1998        14,300,000       984,085
Residence Inn Schaumberg ...........     Schaumburg, IL       125      1,978,960      2001        15,100,000     1,051,201
Sleep Inn Midway ...................    Bedford Park, IL      120      1,972,888      1995        13,200,000       992,040
Springhill Suites Schaumberg .......     Schaumburg, IL       132      1,934,363      2001        15,700,000     1,008,337
Fairfield Inn Brandon ..............        Tampa, FL         107      1,924,435      1997        12,200,000     1,096,157
Courtyard Fort Wayne ...............     Fort Wayne, IN       142      1,855,744      1986        13,000,000       942,646
Courtyard Louisville NE ............     Louisville, KY       114      1,805,242      2004        14,800,000       885,348
Courtyard Merrillville .............    Merrillville, IN      112      1,747,072      1987        11,700,000       897,987
Residence Inn Louisville, CO .......     Louisville, CO        88      1,610,939      2000        12,300,000       790,056
Residence Inn Fishers ..............       Fishers, IN         78      1,592,633      1996        11,000,000       781,078
Courtyard Sugarland ................      Stafford, TX        112      1,576,580      1997        10,000,000       908,567
Residence Inn Sugarland ............      Sugarland, TX        78      1,433,006      1997         9,800,000       820,466
Fairfield Inn Merrillville .........    Merrillville, IN      111      1,428,958      1990         9,000,000       848,728
Courtyard Mesquite .................      Mesquite, TX        101      1,382,461      1998         9,200,000       850,459
Residence Inn Merrillville .........    Merrillville, IN       78      1,358,834      1996         9,100,000       701,649
Courtyard Mishawaka ................      Mishawaka, IN        78      1,342,011      1995         9,000,000       750,656
Courtyard Pontiac ..................       Pontiac, MI        110      1,320,304      1998         9,800,000       647,519
Residence Inn Austin South .........       Austin, TX          66      1,309,448      1996         9,300,000       688,514
Hampton Inn Merrillville ...........    Merrillville, IN       64      1,104,986      1995         7,400,000       589,570
Holiday Inn Express Merrillville ...    Merrillville, IN       62        985,528      1995         6,600,000       504,326
Courtyard Valparaiso ...............     Vaplaraiso, IN       111        896,068      1985         7,400,000       439,460
Fairfield Inn Austin South .........       Austin, TX          63        821,273      1995         5,500,000       405,782
Holiday Inn Select Grand Rapids ....    Grand Rapids, MI      148        774,681      2003         8,800,000       379,928
Residence Inn South Bend ...........     South Bend, IN        80        647,861      1988         5,600,000       466,761
Courtyard Benton Harbor ............    Benton Harbor, MI      98        495,913      1988         6,300,000       255,449
Fairfield Inn Valparaiso ...........     Valparaiso, IN        63        433,035      1996         2,900,000       218,825
                                                            -----    -----------      ----      ------------   -----------
TOTAL / WEIGHTED AVERAGE ...........                        5,427    $95,367,640      1997      $715,700,000   $51,147,631
                                                            =====    ===========      ====      ============   ===========

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                                                          OPERATIONAL STATISTICS(1)
                                        --------------------------------------------------------------------------------------------
                                                     2003                            2004                           2005
                                        -----------------------------   -----------------------------   ----------------------------
PROPERTY NAME                             ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REVPAR
-------------------------------------   -------   ---------   -------   -------   ---------   -------   -------   ---------   ------

Marriott Pontiac ....................   $101.22     65.90%     $66.71   $107.60     60.36%     $64.95   $111.69     63.30%    $70.70
Marriott Denver South ...............   $ 94.80     54.75%     $51.91   $105.09     67.54%     $70.98   $113.84     71.68%    $81.60
Renaissance Plantation ..............   $ 87.88     72.86%     $64.03   $100.91     79.86%     $80.59   $118.78     77.90%    $92.52
Rennaissance Broomfield .............   $108.75     51.63%     $56.15   $111.37     64.73%     $72.08   $124.69     66.48%    $82.89
Marriott Austin South ...............   $ 89.41     59.87%     $53.53   $ 89.46     64.01%     $57.26   $100.98     67.55%    $68.22
Marriott Midway .....................   $107.55     67.68%     $72.79   $113.14     73.43%     $83.08   $122.54     69.29%    $84.91
HGI Midway ..........................        --        --          --        --        --          --   $108.10     64.45%    $69.67
Hampton Inn Midway ..................   $101.64     75.47%     $76.70   $107.95     73.28%     $79.11   $114.43     74.23%    $84.94
Courtyard Salt Lake City ............   $ 82.72     66.69%     $55.17   $ 89.76     66.61%     $59.79   $ 88.73     75.10%    $66.63
Springhill Suites Austin South ......   $ 65.72     53.00%     $34.83   $ 65.87     55.14%     $36.32   $ 81.14     68.79%    $55.82
Holiday Inn Select Grand Rapids .....   $ 77.79     29.94%     $23.29   $ 71.69     59.02%     $42.31   $ 73.04     66.41%    $48.50
Residence Inn Houston Galleria ......   $107.86     67.37%     $72.67   $103.18     56.71%     $58.51   $103.19     76.80%    $79.25
Courtyard Fort Wayne ................   $ 77.49     61.16%     $47.39   $ 82.09     60.60%     $49.75   $ 86.72     60.95%    $52.85
Residence Inn Plantation ............   $ 87.08     82.32%     $71.69   $ 97.87     86.47%     $84.63   $113.28     83.74%    $94.86
Springhill Suites Schaumburg ........   $ 82.78     63.60%     $52.64   $ 83.46     67.18%     $56.07   $ 91.79     73.20%    $67.19
Residence Inn Schaumburg ............   $ 98.82     73.54%     $72.68   $ 96.18     75.62%     $72.74   $ 99.25     83.28%    $82.66
Sleep Inn Midway ....................   $ 82.40     77.36%     $63.75   $ 79.76     84.50%     $67.40   $ 81.16     89.79%    $72.87
Courtyard Louisville NE .............        --        --          --   $ 94.55     27.19%     $25.71   $ 91.12     54.29%    $49.47
Residence Inn Pontiac ...............   $ 84.73     78.06%     $66.14   $ 85.97     78.23%     $67.26   $ 87.64     81.32%    $71.27
Fairfield Inn Merrillville ..........   $ 63.87     58.99%     $37.68   $ 66.71     58.33%     $38.91   $ 71.49     63.32%    $45.27
Courtyard Merrillville ..............   $ 89.52     52.73%     $47.21   $ 96.09     57.05%     $54.82   $ 98.39     63.08%    $62.06
Courtyard Sugarland .................   $ 85.24     72.26%     $61.60   $ 84.04     65.56%     $55.09   $ 87.66     70.66%    $61.94
Courtyard Valparaiso ................   $ 72.25     51.06%     $36.89   $ 79.04     53.18%     $42.04   $ 75.22     59.58%    $44.81
Courtyard Pontiac ...................   $ 98.03     57.94%     $56.79   $ 94.38     59.39%     $56.06   $ 93.71     59.01%    $55.30
Fairfield Inn Brandon ...............   $ 70.90     69.78%     $49.47   $ 74.75     73.79%     $55.16   $ 83.67     77.01%    $64.43
Holiday Inn Express Midway ..........   $108.37     78.67%     $85.25   $112.92     78.58%     $88.73   $123.32     78.14%    $96.37
Courtyard Austin Northwest ..........   $105.98     63.71%     $67.51   $ 99.31     67.83%     $67.37   $110.30     70.28%    $77.52
Courtyard Mesquite ..................   $ 80.75     61.45%     $49.62   $ 82.76     67.50%     $55.86   $ 88.58     68.68%    $60.83
Courtyard Benton Harbor .............   $ 75.45     55.82%     $42.11   $ 78.86     56.24%     $44.35   $ 81.56     48.10%    $39.23
Residence Inn Round Rock ............   $ 88.31     65.63%     $57.96   $ 90.19     71.73%     $64.69   $ 97.75     80.79%    $78.97
Courtyard Brandon ...................   $ 94.31     73.31%     $69.13   $101.34     78.83%     $79.89   $110.45     76.65%    $84.66
Residence Inn Louisville, CO ........   $ 94.06     64.35%     $60.53   $ 91.53     73.65%     $67.41   $ 97.97     68.34%    $66.95
Residence Inn Austin Northwest ......   $ 93.30     77.45%     $72.25   $ 91.29     83.66%     $76.37   $104.61     80.31%    $84.01
Residence Inn South Bend ............   $ 80.15     75.15%     $60.24   $ 80.03     82.28%     $65.86   $ 88.11     81.79%    $72.07
Courtyard Mishawaka .................   $ 93.28     69.28%     $64.62   $ 99.55     68.12%     $67.82   $104.04     72.62%    $75.56
Residence Inn Fishers ...............   $ 79.97     84.23%     $67.35   $ 96.52     73.13%     $70.58   $ 94.46     81.78%    $77.25
Residence Inn Merrillville ..........   $ 93.41     76.26%     $71.23   $ 99.55     78.06%     $77.71   $102.03     75.81%    $77.35
Residence Inn Sugarland .............   $ 96.04     76.82%     $73.77   $ 89.99     77.27%     $69.53   $ 94.74     84.03%    $79.61
Residence Inn Austin South ..........   $ 88.68     63.67%     $56.46   $ 86.97     73.74%     $64.13   $ 97.64     80.81%    $78.91
Hampton Inn Merrillville ............   $ 81.62     64.79%     $52.88   $ 86.70     64.89%     $56.25   $ 91.75     73.77%    $67.68
Fairfield Inn Austin South ..........   $ 65.94     54.14%     $35.70   $ 61.03     62.87%     $38.37   $ 76.86     69.47%    $53.40
Fairfield Inn Valparaiso ............   $ 66.93     63.24%     $42.32   $ 71.22     57.06%     $40.64   $ 68.97     61.45%    $42.39
Holiday Inn Express Merrillville ....   $ 84.32     71.22%     $60.05   $ 86.44     68.61%     $59.30   $ 89.77     71.26%    $63.97
                                        -------     -----      ------   -------     -----      ------   -------     -----     ------
TOTAL / WEIGHTED AVERAGE ............   $ 84.69     61.46%     $55.22   $ 89.73     65.35%     $60.87   $ 99.58     71.17%    $71.08
                                        =======     =====      ======   =======     =====      ======   =======     =====     ======

                                                          OPERATIONAL STATISTICS(1)
                                        -------------------------------------------------------------
                                         TRAILING 12-MONTH APRIL 2006          ML UNDERWRITING
                                        -----------------------------   -----------------------------
PROPERTY NAME                             ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR
-------------------------------------   -------   ---------   -------   -------   ---------   -------

Marriott Pontiac ....................   $117.97     62.52%    $ 73.76   $117.97     62.52%    $ 73.76
Marriott Denver South ...............   $117.47     72.39%    $ 85.03   $125.00     72.51%    $ 90.64
Renaissance Plantation ..............   $128.85     78.81%    $101.54   $128.85     78.81%    $101.54
Rennaissance Broomfield .............   $128.32     64.38%    $ 82.62   $128.32     64.38%    $ 82.62
Marriott Austin South ...............   $108.15     71.35%    $ 77.16   $108.15     71.35%    $ 77.16
Marriott Midway .....................   $129.79     64.18%    $ 83.30   $150.00     75.00%    $112.50
HGI Midway ..........................   $108.40     69.37%    $ 75.20   $118.00     75.00%    $ 88.50
Hampton Inn Midway ..................   $116.69     74.54%    $ 86.98   $116.69     74.54%    $ 86.98
Courtyard Salt Lake City ............   $ 92.56     75.95%    $ 70.30   $ 92.56     75.95%    $ 70.30
Springhill Suites Austin South ......   $ 84.10     77.60%    $ 65.26   $ 84.10     77.60%    $ 65.26
Holiday Inn Select Grand Rapids .....   $ 72.26     69.45%    $ 50.19   $ 72.26     69.45%    $ 50.19
Residence Inn Houston Galleria ......   $108.70     82.92%    $ 90.13   $109.73     80.00%    $ 87.79
Courtyard Fort Wayne ................   $ 86.82     64.57%    $ 56.06   $ 86.82     64.57%    $ 56.06
Residence Inn Plantation ............   $117.04     85.81%    $100.43   $117.04     85.81%    $100.43
Springhill Suites Schaumburg ........   $ 94.19     74.30%    $ 69.98   $ 94.19     74.30%    $ 69.98
Residence Inn Schaumburg ............   $ 99.14     82.92%    $ 82.21   $ 99.14     82.92%    $ 82.21
Sleep Inn Midway ....................   $ 83.71     89.57%    $ 74.97   $ 83.71     89.57%    $ 74.97
Courtyard Louisville NE .............   $ 93.00     58.81%    $ 54.69   $ 95.98     60.00%    $ 57.59
Residence Inn Pontiac ...............   $ 90.92     81.31%    $ 73.92   $ 90.92     80.00%    $ 72.73
Fairfield Inn Merrillville ..........   $ 73.74     62.45%    $ 46.05   $ 84.00     68.00%    $ 57.12
Courtyard Merrillville ..............   $ 99.86     65.33%    $ 65.24   $ 99.86     65.33%    $ 65.24
Courtyard Sugarland .................   $ 91.39     73.08%    $ 66.79   $ 91.39     73.08%    $ 66.79
Courtyard Valparaiso ................   $ 75.51     59.33%    $ 44.80   $ 75.51     59.33%    $ 44.80
Courtyard Pontiac ...................   $ 95.38     62.71%    $ 59.81   $ 95.38     62.00%    $ 59.13
Fairfield Inn Brandon ...............   $ 89.01     76.87%    $ 68.42   $ 94.49     72.00%    $ 68.04
Holiday Inn Express Midway ..........   $126.39     81.45%    $102.94   $126.39     80.00%    $101.11
Courtyard Austin Northwest ..........   $112.33     73.82%    $ 82.93   $112.33     73.82%    $ 82.93
Courtyard Mesquite ..................   $ 90.70     71.15%    $ 64.53   $ 90.70     71.15%    $ 64.53
Courtyard Benton Harbor .............   $ 82.14     53.74%    $ 44.14   $ 82.14     53.74%    $ 44.14
Residence Inn Round Rock ............   $102.00     82.60%    $ 84.25   $106.41     80.00%    $ 85.13
Courtyard Brandon ...................   $115.10     76.13%    $ 87.63   $115.10     76.13%    $ 87.63
Residence Inn Louisville, CO ........   $ 99.66     65.80%    $ 65.58   $ 99.66     65.80%    $ 65.58
Residence Inn Austin Northwest ......   $107.30     82.64%    $ 88.67   $107.30     82.64%    $ 88.67
Residence Inn South Bend ............   $ 90.15     78.99%    $ 71.21   $ 90.15     78.99%    $ 71.21
Courtyard Mishawaka .................   $103.41     74.38%    $ 76.92   $103.41     72.62%    $ 75.10
Residence Inn Fishers ...............   $ 94.99     82.93%    $ 78.77   $ 96.75     80.00%    $ 77.40
Residence Inn Merrillville ..........   $103.15     74.19%    $ 76.53   $103.15     74.19%    $ 76.53
Residence Inn Sugarland .............   $ 98.06     86.35%    $ 84.68   $ 98.06     86.35%    $ 84.68
Residence Inn Austin South ..........   $103.35     83.24%    $ 86.03   $103.35     83.24%    $ 86.03
Hampton Inn Merrillville ............   $ 93.49     75.41%    $ 70.50   $ 93.49     75.41%    $ 70.50
Fairfield Inn Austin South ..........   $ 82.47     69.85%    $ 57.60   $ 85.60     70.00%    $ 59.92
Fairfield Inn Valparaiso ............   $ 70.15     57.37%    $ 40.24   $ 73.25     62.96%    $ 46.12
Holiday Inn Express Merrillville ....   $ 92.40     72.11%    $ 66.62   $ 92.40     72.11%    $ 66.62
                                        -------     -----     -------   -------     -----     -------
TOTAL / WEIGHTED AVERAGE ............   $102.94     72.49%    $ 74.75   $104.96     72.92%    $ 76.75
                                        =======     =====     =======   =======     =====     =======

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

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--------------------------------------------------------------------------------

                             PENETRATION INDICES(1)

PROPERTY NAME                                ADR INDEX   OCCUPANCY INDEX   REV PAR INDEX
-------------                                ---------   ---------------   -------------

Marriott Pontiac .........................      97.3%          93.7%            91.2%
Marriott Denver South ....................     113.0%         123.3%           139.3%
Renaissance Plantation ...................     120.6%         107.5%           129.7%
Rennaissance Broomfield ..................     106.1%         102.5%           108.8%
Marriott Austin South ....................     115.2%         108.6%           125.0%
Marriott Midway ..........................     119.5%         102.0%           121.9%
HGI Midway ...............................     101.1%          99.8%           100.8%
Hampton Inn Midway .......................     110.0%         103.3%           113.6%
Courtyard Salt Lake City .................     117.5%         113.7%           133.6%
Springhill Suites Austin South ...........     111.4%         121.6%           135.4%
Holiday Inn Select Grand Rapids ..........      95.8%         116.9%           112.0%
Residence Inn Houston Galleria ...........      99.1%         110.8%           109.8%
Courtyard Fort Wayne .....................     122.7%         142.3%           174.5%
Residence Inn Plantation .................     111.8%         115.8%           129.4%
Springhill Suites Schaumberg .............     121.2%         108.1%           131.1%
Residence Inn Schaumberg .................     114.2%         117.4%           134.0%
Sleep Inn Midway .........................      90.6%         125.2%           113.5%
Courtyard Louisville NE ..................     104.6%          95.1%            99.5%
Residence Inn Pontiac ....................     102.1%         121.2%           123.8%
Courtyard Merrillville ...................     117.6%         110.9%           130.5%
Courtyard Sugarland ......................     123.4%          99.5%           122.8%
Courtyard Valparaiso .....................      89.2%          93.8%            83.6%
Fairfield Inn Merrillville ...............     109.4%         104.6%           114.4%
Courtyard Pontiac ........................     104.7%          91.8%            96.1%
Fairfield Inn Brandon ....................     116.7%         100.1%           116.8%
Holiday Inn Express Midway ...............     114.5%         117.0%           134.0%
Courtyard Austin Northwest ...............     135.1%         103.4%           139.8%
Courtyard Mesquite .......................     132.0%         114.7%           151.4%
Courtyard Benton Harbor ..................     103.9%          99.0%           102.8%
Residence Inn Round Rock .................     129.9%         123.3%           160.2%
Courtyard Brandon ........................     125.4%          98.5%           123.4%
Residence Inn Louisville, CO .............     119.4%          96.4%           115.2%
Residence Inn Austin Northwest ...........     121.2%         106.7%           129.4%
Residence Inn South Bend .................      91.2%         130.2%           118.8%
Courtyard Mishawaka ......................     112.1%         113.8%           127.6%
Residence Inn Fishers ....................     110.7%         125.7%           139.1%
Residence Inn Merrillville ...............     104.9%         121.9%           127.8%
Residence Inn Sugarland ..................     123.3%         134.1%           165.3%
Residence Inn Austin South ...............     136.7%         122.2%           167.1%
Hampton Inn Merrillville .................     124.9%         127.7%           159.5%
Fairfield Inn Austin South ...............     132.6%         100.0%           132.7%
Fairfield Inn Valparaiso .................      94.4%          93.7%            88.4%
Holiday Inn Express Merrillville .........     120.8%         118.2%           142.8%
                                               -----          -----            -----
TOTAL/WEIGHTED AVERAGE .................       112.1%         110.2%           123.8%
                                               =====          =====            =====

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics and
     Competitive Set ADR, Occupancy and RevPAR information obtained from Smith
     Travel Research ("STR") Reports as of April 2006 with the exception of
     Holiday Inn Select Grand Rapids for which the STR Report is as of March
     2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the RLJ Hotel Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                                            INITIAL           MONTHLY
-------------------------------------------    -----------  --------------------
Tax: ......................................   $ 3,321,173          $698,847
Insurance: ................................   $   396,648          $113,801
Immediate Repairs: ........................   $   500,555             NAP
Replacement Reserve: ......................       NAP       4% of gross revenues
PIP Reserve(1).............................   $30,479,998             NAP

Curtailment Reserve. In the event that the debt service coverage ratio is less than 1.10x for each of the prior two quarters, 100% of all excess cash flow will be deposited into an account and held until such time as the debt service coverage ratio exceeds equals or exceeds 1.20x for each of the prior two quarters. Notwithstanding the foregoing, the debt service coverage ratio for these tests will not be calculated prior to the payment date occurring in March
2007.

(1)  All PIP Reserves are held pursuant to an escrow agreement between the RLJ
     Hotel Portfolio Borrowers and WLS and will be released to the RLJ Hotel
     Portfolio Borrowers in the event that all PIP work for which sums were escrowed is not completed prior to June 13, 2007. All of the RLJ Portfolio
     Borrowers' rights in the PIP Reserve have been collaterally assigned to lender.

ADDITIONAL DEBT. Several pari passu promissory notes in the aggregate principal amount of $409,181,230 as of the cut-off date (the "RLJ Hotel Portfolio Pari
Passu Notes") are also secured by the first mortgage encumbering the RLJ Hotel
Portfolio Properties. See "The Loan" above.

Subordinate or secondary financing secured by any of the RLJ Hotel Portfolio
Properties or any interest therein without the prior written consent of the
Lender is prohibited and shall be an event of default under the loan documents;
provided, however, the RLJ Hotel Portfolio Borrowers may seek mezzanine financing from lender or a third party investor at any time. Any such mezzanine loan may be secured by direct and/or indirect interests in any of the RLJ Hotel
Portfolio Borrowers provided that, among other items (i) no event of default has occurred and is continuing under the loan documents, (ii) the aggregate amount of the mezzanine loan and the portion of the RLJ Hotel Portfolio Loan allocable to the property or properties the ownership interests of which are subject to the mezzanine loan does not exceed a loan to value ratio in excess of 80% and a debt service coverage ratio equal to 1.30x or greater, (iii) lender has entered into a reasonably acceptable intercreditor agreement with the holder of the mezzanine loan, (iv) lender has received "no downgrade" letters from any of the rating agencies rating the certificates stating that any rating issued in a connection with a securitization will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn, and (v) the RLJ Hotel Portfolio Borrowers shall pay lender's reasonable out-of-pocket costs in connection with the mezzanine loan.

DEFEASANCE. At any time subsequent to the earlier to occur of (i) two years after the last securitization involving any portion of the RLJ Hotel Portfolio
Loan Combination or (ii) three years after the loan closing, the RLJ Hotel
Portfolio Loan may be defeased in whole or in part with United States government obligations. The RLJ Hotel Portfolio Borrowers may obtain a release of one or more properties from the lien of the Mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount as set forth below in "Property Release".

PROPERTY SUBSTITUTION. Subject to lender's customary requirements for substitution of properties including, without limitation, delivery of satisfactory appraisals, environmental reports, title policies, opinions and loan documents, the RLJ Hotel Portfolio Borrower may substitute properties one time during the term of the loan, of the kind and quality (which shall include, among other things, franchise name and franchise system of the property being substituted, the geographic diversity of the property being substituted vis-a-vis the balance of the RLJ Hotel Portfolio Properties and the demographics, employment rates, vacancy rates, populations, absorption trends, accessibility and visibility and projected new rooms or renovations of the markets in which the RLJ Hotel Portfolio Properties are located, and, if more than 10% in the aggregate (by portfolio principal balance) is substituted or RLJ
Hotel Portfolio Borrower desires to substitute any of the ten largest RLJ Hotel
Portfolio Properties (by allocated loan amount), lender shall require "no downgrade" letters from any of the rating agencies rating the certificates stating that any rating issued in a connection with a securitization will not, as a result of the proposed substitution, be downgraded from the then current ratings thereof, qualified or withdrawn.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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--------------------------------------------------------------------------------

PROPERTY RELEASE. The release of an individual property in its entirety will be permitted at any time upon receipt of a prepayment in an amount equal to 120% of the outstanding principal balance of the allocated loan amount with respect to the largest ten RLJ Hotel Portfolio properties. The release price percentage below is measured exclusive of the allocated loan amounts of the ten largest assets.

  APPLICABLE LOAN AMOUNT PREPAID (INCLUDING ALL PREVIOUSLY
  PREPAID ALLOCATED LOAN AMOUNTS PLUS THE ALLOCATED LOAN     RELEASE PRICE
AMOUNT FOR THE PROPERTY SUBJECT TO THE RELEASE) IS WITHIN:    PERCENTAGE
----------------------------------------------------------   -------------
0-5% .....................................................      105%
Greater than 5% -- 15% ...................................      110%
Greater than 15% -- 20% ..................................      115%
Greater than 20% .........................................      120%

PROPERTY MANAGEMENT. White Lodging Services Corporation ("WLS") will be the manager of the RLJ Hotel Portfolio Properties pursuant to a management agreement. WLS is not affiliated with the Borrower. Established in 1985, WLS is a fully integrated hotel ownership, development and operating company. The scope and depth of capabilities offered by WLS have increased dramatically since inception, expanding into a fully integrated hotel ownership, development, and management company, specializing in leading brand affiliations on a nationwide basis. WLS provides resources and technical expertise to maximize hotel operating and financial performance. Ongoing strategic development planning enables the firm to balance portfolio risk and return levels in order to achieve superior long-term investment returns while mitigating financial risk. Prior to this transaction, 85% of WLS's 108 managed hotels were owned by WLS. Aside from hotel management, WLS also manages restaurants and development sites.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

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--------------------------------------------------------------------------------

MALL AT WHITNEY FIELD

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Leominster, MA
Property Type                                                             Retail
Size (Square Feet)                                                       664,974
Percentage Physical Occupancy as of April 3, 2006                       98.8%(1)
Year Built                                                                  1967
Year Renovated                                                              2002
Appraisal Value                                                      $95,100,000
# of Tenant Leases                                                            72
Average Rent Per Square Foot                                           $10.08(1)
Underwritten Economic Occupancy                                            98.8%
Underwritten Revenues                                                $10,322,160
Underwritten Total Expenses                                           $3,614,376
Underwritten Net Operating Income (NOI)                               $6,707,784
Underwritten Net Cash Flow (NCF)                                      $6,373,805
Trailing 12 NOI as of March 31, 2006                                  $5,815,435
2005 NOI                                                              $5,856,192
2004 NOI                                                              $5,811,096

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                    June 8, 2006
Cut-off Date Principal Balance                                       $74,750,000
Cut-off Date Loan Balance Per SF/Unit                                       $112
Percentage of Initial Mortgage Pool Balance                                 4.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.4270%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            48
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          324
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.6%
LTV Ratio at Maturity or ARD                                               71.2%
Underwritten DSCR on NOI                                                1.15x(2)
Underwritten DSCR on NCF                                                1.09x(3)

(1)  Includes A.C. Moore with respect to which a letter of intent is outstanding and expected occupancy is May 2007.

(2)  The  DSCR on the NOI for the  Mall at  Whitney  Loan is  1.38x  during  the interest only period.

(3)  The  DSCR on the NCF for the  Mall at  Whitney  Loan is  1.31x  during  the interest only period.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 4th largest loan (the "Mall at Whitney Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage, encumbering the 664,974 square foot retail shopping center known as the Mall at
Whitney Field, located in Leominster, Massachusetts (the "Mall at Whitney
Property"). The Mall at Whitney Loan has a principal balance of $74,750,000 as of the cut-off date and represents 4.8% of the initial mortgage pool balance and 6.5% of the initial loan group 1 balance.

The Mall at Whitney Loan was originated on June 8, 2006 by IXIS Real Estate
Capital Inc. and has a remaining term of 119 months to its maturity date on
July 5, 2016. The Mall at Whitney Field Loan may be voluntarily prepaid, in whole but not in part on or after April 5, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The Mall at Whitney Property is a 664,974 square foot single-level, enclosed regional mall located in Leominster, MA; approximately
55 miles northwest of Boston and 23 miles north of Worcester at the intersection of Interstate 190 and State Route Two. The Mall at Whitney
Property is located between the North Nashua River and the Monoosnoc Brook in
Leominster, Massachusetts.

The Mall at Whitney Property is a single-level, enclosed regional shopping center originally constructed in 1967 with three separate buildings. The central mall building is constructed in a linear design with Filene's, Sears and J.C. Penney and two of the three major tenants located along the outer perimeter of a central retail corridor. The second and third buildings are entirely occupied by Toys "R" Us and Sears AutoCenter, respectively. All property structures are one-story with the exception of Filene's department store, which is two stories.

The Mall at Whitney Property is anchored by: Sears (146,177 sf), J.C. Penney
(90,446 sf) and Filene's (142,000 sf) and four junior anchor stores: Circuit
City (40,000 sf), Old Navy (26,125 sf), Steve & Barry's (18,304 sf) and a
freestanding Toys "R" Us (31,535 sf). All of the anchors at the Mall at Whitney
Property are included in the collateral. The in-line space includes tenants such as Aeropostale, American Eagle, Bath & Body Works, BCBG, Victoria's Secret
and Panera Bread Co. The occupancy for the Mall at Whitney Property is 95.6%, however there is a letter of intent signed by A.C. Moore to occupy 21,400 square feet of space, which would bring the physical occupancy of the property to 98.8%. The in-line occupancy is 89.9% and it is expected to be 97.3% once
A.C. Moore takes occupancy. In-line sales for the trailing twelve month period ending February 2006 were $343 per square foot with occupancy costs of 12.9%.

The following table presents certain information relating to the major tenants at the Mall at Whitney Field Property:

                               TENANT INFORMATION

                                                          CREDIT RATINGS     SQUARE    % OF   BASE RENT      LEASE
        TENANT NAME                PARENT COMPANY        (MOODY'S/S&P)(1)     FEET     GLA       PSF      EXPIRATION
--------------------------   -------------------------   ----------------   -------   -----   ---------   ----------

Sears ....................   Sears Holding Corporation        Ba1/BB+       145,629   21.90%   $ 1.35      5/31/2013
Filene's .................   Retail Ventures, Inc.             NR/NR        140,012   21.06      1.79     10/22/2022
J.C. Penney ..............   J.C. Penney Company             Baa3/BBB-       90,446   13.60      3.76     10/31/2009
Circuit City .............   Circuit City Stores, Inc.         NR/NR         40,000    6.02     15.18      1/31/2016
Toys "R" Us ..............   Toys "R" Us, Inc.                 B3/B-         31,535    4.74      9.00      1/31/2018
                                                                            -------   -----    ------
TOTAL/WEIGHTED AVERAGE ...                                                  447,622   67.31%   $ 3.75
                                                                            =======   =====    ======

(1)  Ratings  provided  are for the entity  identified  in the "Parent  Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information  relating to the lease rollover schedule at the Mall at Whitney Field Property:

                           LEASE ROLLOVER SCHEDULE(1)

                  NUMBER OF                                     % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
                    LEASES   SQUARE FEET  % OF GLA   BASE RENT     RENT    SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
      YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
----------------  ---------  -----------  --------  ----------  ---------  -----------  ----------  ----------  ------------

Vacant .........                 7,708       1.1%                              7,708        1.1%                     0.0%
MTM ............      3          3,680       0.5    $  126,437      1.9%      11,388        1.7     $  126,437       1.9
2007 ...........      4         13,242       1.9       249,937      3.7       24,630        3.7        376,374       5.6
2008 ...........      7          9,242       1.3       330,572      4.9       33,872        5.0        706,946      10.6
2009 ...........      7        104,401      15.7       774,772     11.7      138,273       20.7      1,481,718      22.3
2010 ...........      5         25,273       3.8       530,541      8.0      163,546       24.5      2,012,259      30.3
2011 ...........      8         35,664       5.3       698,223     10.5      199,210       29.9      2,710,482      40.9
2012 ...........      5         11,728       1.7       304,936      4.6      210,938       31.7      3,015,418      45.5
2013 ...........      5        167,452      25.1       558,625      8.4      378,390       56.9      3,574,043      53.9
2014 ...........      8         10,783       1.6       352,809      5.3      389,173       58.5      3,926,853      59.2
2015 ...........      9         24,409       3.6       619,469      9.3      413,582       62.2      4,546,321      68.6
Thereafter .....     11        251,392      37.8     2,076,480     31.3      664,974      100.0      6,622,802     100.0
                    ---        -------     -----    ----------    -----
TOTAL ..........     72        664,974     100.0%   $6,622,802    100.0%
                    ===        =======     =====    ==========    =====

(1)  Information obtained from borrower's rent roll dated April 1, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET.(1) The Mall at Whitney Property is located between the Nashua River and the Monoosnoc Brook and east of Commercial Drive in Leominster,
Massachusetts which is in the Worcester MSA. The subject property is bound by
Mills Street to the north, North Nashua River to the east, and by the Monoosnoc
Brook to the south and west. The center's formal address is 100 Commercial Road in Leominster, Massachusetts.

According to Claritas, the Mall at Whitney Field's primary trade area had an estimated population of 164,921 in 2005. The population for the total trade area for the Mall at Whitney Field was estimated to total 757,713 in 2005. Between
2000 and 2005, the population in the primary and total trade areas increased at an average annual rate of 0.7% and 0.8%, respectively. This compares to a population increase of 1.0% for the Worcester statistical area during the same period.

Within the trade area for the Mall at Whitney Field, the average household income was $70,868 in 2005, according to Claritas (2005 and 2010 income figures are estimated based on the 2000 census). Between 2000 and 2005, average household income in the primary trade area increased at an annual average growth rate of 3.3%. This compares with a national average increase of 2.8% per year between 2000 and 2005. Between 2000 and 2005, income levels have risen steadily in both the primary and total trade areas. In 2000, only 49.0% of the households in the primary trade area had incomes over $50,000. By 2005, this number had risen to 55.1% within the primary trade area for the Mall at Whitney Field.

THE BORROWER. The borrower is Leominster Partners, L.P., a Delaware limited partnership and a single purpose entity. The sole limited partner of the borrower is Gregory Greenfield & Associates, Ltd. which owns 99.9% of the partnership interest in the borrower. The remaining 0.1% is owned by GG&A
Leominster, Inc. a Delaware corporation. Gregory Greenfield & Associates owns all of the interests in the general partner of the borrower.

Gregory Greenfield & Associates, Ltd (GG&A) is a real estate investment, leasing and development company with a specific focus on and expertise in repositioning retail properties. All of the principals, who are active in the day-to-day operations of the company, were senior officers of Compass Retail, Inc. (Compass was formerly one of the nation's leading regional mall management, leasing and development organizations). GG&A's principals have expertise derived from managing and leasing of more than 43 million square feet of retail space. The estimated value of GG&A's current portfolio of over 10 million square feet is over $1.3 billion.

PROPERTY MANAGEMENT. The Mall at Whitney Property is managed by Jones Lang La
Salle Americas, Inc., a Maryland corporation, a third party manager.

LOCKBOX. The Mall at Whitney Loan requires a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct the tenants to pay their rents directly to the lockbox account. Other than during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and applied in accordance with the loan documents. A cash management period will commence upon the occurrence of any of the following: (i) the stated maturity date of the Mall at Whitney Loan,
(ii) a default or an event of default, (iii) the finding by the lender that less than ninety-five percent (95%) of the rents have been deposited into the lockbox account for any calendar month, (iv) the failure by the borrower, after the end of a calendar quarter, to maintain the debt service coverage ratio of at least
1.05:1 or (v) the occurrence of an "anchor store/DSCR trigger event" described below; and will end upon the lender giving notice to the lockbox bank that the sweeping of funds into the lender controlled account may cease, which notice the lender shall only be required to give if (1) the Mall at Whitney Loan and all other obligations under the loan documents have been repaid in full or (2) there has been a defeasance of the Mall at Whitney Loan or (3) for twelve consecutive months since the commencement of the existing cash management period (A) no default or event of default under the loan documents has occurred, (B) no event that would trigger another cash management period has occurred and (C) the debt service coverage ratio is at least equal to 1.10:1 or (4) with respect to clause
(v) above only, on the first payment date to occur after the date upon which the debt service coverage ratio shall exceed 1.20:1 for two consecutive calendar quarters with respect to the applicable anchor store/DSCR trigger event.

An "anchor store/DSCR trigger event" means any of the following events: (i) any of the anchor stores specified in the loan documents either (a) does not remain open for business or operate its store in its ordinary manner for conduct of business (other than for the purpose of renovating or refixturing its premises for a period not to exceed one hundred eighty (180) days) or (b) fails to provide notice of renewal of its lease within the time required under such lease and (ii) the borrower fails to maintain debt service coverage ratio of at least
1.10:1.

ESCROWS/HOLDBACKS. An initial deposit of $80,000 is held as security for the payment of disputed items identified in the estoppel provided by Toys "R" Us
($30,000) and (ii) payment of certain approved leasing expenses associated with the space demised to Amy's Hallmark ($50,000).

An upfront reserve of $1,250,000 was deposited at closing for certain approved leasing expenses for accretive leases. Accretive leases are defined as any lease on account of which borrower is then currently requesting a disbursement: (i)
the lease square footage of which, when added to the leased square footage of all other leases in effect at the Mall at Whitney Property on the effective date of the subject lease, causes the aggregate leased square footage of the Mall at
Whitney Property to equal or exceed the sum of (a) 635,866 square feet; (b) the leased square footage of all other leases which have been determined to be accretive leases entered into after the date hereof and (c) the leased square footage of the subject lease and (ii) which causes the sum of (y) the net operating income (without giving effect to the subject lease), as of the date of determination plus (z) the initial fixed rent under the subject lease annualized, to exceed the net operating income as of the date of determination without giving effect to the subject lease.

(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

The following escrow/reserve accounts have been established with respect to the
Mall at Whitney Field Loan:

                                ESCROWS/RESERVES
TYPE:                                                         INITIAL    MONTHLY
---------------------------------------------------------   ----------   -------
Taxes ...................................................   $  215,426   $58,000
Insurance ...............................................   $   55,447   $14,000
Immediate Repairs .......................................   $   19,375   $     0
Capital Expenditures ....................................   $        0   $ 8,250
Rollover Reserve ........................................   $        0   $30,000
Toys "R" Us Reserve .....................................   $   30,000   $     0
Amy's Hallmark Reserve ..................................   $   50,000   $     0
Accretive Leasing Reserve ...............................   $1,250,000   $     0

ADDITIONAL DEBT. None permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

EMBASSY SUITES -- SAN DIEGO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                              San Diego, CA
Property Type                                           Full Service Hospitality
Size (Rooms)                                                                 337
Percentage Physical Occupancy as of April 30, 2006                         80.5%
Year Built                                                                  1988
Year Renovated                                                              2005
Appraisal Value                                                     $121,000,000
Underwritten Economic Occupancy                                            79.5%
Underwritten Revenues                                                $24,479,861
Underwritten Total Expenses                                          $16,470,205
Underwritten Net Operating Income (NOI)                               $8,009,656
Underwritten Net Cash Flow (NCF)                                      $7,030,462
Trailing 12 NOI as of April 30, 2006                                  $7,917,155
2005 NOI                                                              $7,511,778
2004 NOI                                                              $6,391,564

                                LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                    June 1, 2006
Cut-off Date Principal Balance                                      $ 72,874,488
Cut-off Date Loan Balance Per Room                                  $    216,245
Percentage of Initial Mortgage Pool Balance                                 4.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2750%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                            LO(48), GRTR1%orYM(69), O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     60.2%
LTV Ratio at Maturity or ARD                                               51.6%
Underwritten DSCR on NOI                                                   1.48x
Underwritten DSCR on NCF                                                   1.30x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 5th largest mortgage loan (the "Embassy Suites -- San Diego Loan")
is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Embassy Suites -- San Diego Property")
located in San Diego, California. The Embassy Suites -- San Diego Loan
represents approximately 4.7% of the initial mortgage pool balance and approximately 6.3% of the initial loan group 1 balance.

The Embassy Suites -- San Diego Loan was originated on June 1, 2006, and has a principal balance as of the cut-off date of $72,874,488. The Embassy Suites --
San Diego Loan has a remaining term of 118 months and a scheduled maturity date of June 5, 2016. Beginning on July 5, 2010, the Embassy Suites -- San Diego Loan
permits prepayment subject to payment of a prepayment premium equal to the greater of a yield maintenance formula and one percent of the outstanding principal balance of the Embassy Suites -- San Diego Loan on the prepayment date. The Embassy Suites -- San Diego Loan may be voluntarily prepaid without payment of a prepayment premium from and after April 5, 2016.

THE PROPERTY(1). The Embassy Suites -- San Diego Property is an Embassy Suites
flagged, 337-room full service hotel with an adjacent five-level parking garage located in San Diego, California. The Embassy Suites -- San Diego Property is
franchised with Promus Hotels, Inc. through August 21, 2008. The hotel's public space and all-suite guestrooms offer city skyline or bay views and surround a
13-story, indoor atrium that is landscaped with flora, fauna, and fountains.
Between 2000 and 2005, approximately $8.2 million, or approximately $24,332 per room, was invested in the property for refurbishment and renovation programs.
The Embassy Suites -- San Diego Property features six meeting/banquet rooms, an indoor swimming pool, an outdoor whirlpool, a spa (leased), an exercise facility, a gift shop, a business center, retail outlets (deli and barber shop), an airport shuttle, wireless internet access, and guest laundry service.

The following table presents certain information regarding the Embassy Suites
-- San Diego Property:

                             OPERATIONAL STATISTICS

                                                                       TRAILING 12-MONTH
                                 2002      2003      2004      2005        APRIL 2006        UW
                               -------   -------   -------   -------   -----------------   -------

Average Daily Rate (ADR) ...   $172.50   $181.37   $180.85   $192.88        $197.22        $203.50
Occupancy % ................      79.1%     76.8%     76.2%     79.2%          80.5%          79.5%
RevPAR .....................   $136.45   $139.31   $137.83   $152.76        $158.80        $161.78

THE MARKET(1). The Embassy Suites -- San Diego Property is located in the City and County of San Diego, California. The Embassy Suites -- San Diego Property is
located in downtown San Diego, on Pacific Highway, a major thoroughfare along the San Diego Bay, between Harbor Drive and G Street. Harbor Drive is the primary route to the San Diego Convention Center, while Pacific Highway provides direct access from the San Diego International Airport, which is located approximately three miles northwest of the subject site. The subject's neighborhood is known as the Embarcadero Marina Park area of downtown San Diego, and is located in the Gaslamp Quarter/Convention Center submarket. The surrounding development is primarily tourist-related, including lodging facilities, restaurants and bars, retail, and meeting facilities. Located centrally in downtown San Diego, the hotel is in close proximity to the area's primary generators of lodging demand such as the San Diego Convention Center
(0.1 mile), the San Diego Marina (0.1 mile), PETCO Park/Padres Baseball Field
(0.2 mile), the Historic Gaslamp District (0.2 mile), Horton Plaza (0.5 mile),
Balboa Park/San Diego Zoo (1.5 miles), and Sea World (7.8 miles). According to
HVS/STR, market-wide occupancy, average daily room rate, and RevPAR levels exhibited increases of 6.2%, 11.8%, and 15.6%, respectively, in year-to-date through March 2006, compared to the corresponding period the previous year for the downtown area. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 77.3%, $188.79, and
$145.91, respectively.

THE BORROWER(2). The borrower, CHIEF San Diego Hotel LLC (the "Embassy Suites --
San Diego Borrower"), is a Delaware limited liability company and a single purpose entity structured with two independent managers. The Embassy Suites --
San Diego Borrower's sole member is Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("MassMutual"), not for its general account, but for the Cornerstone Hotel Income & Equity Fund ("CHIEF"), a separate investment account. Cornerstone Real Estate Advisers LLC ("Cornerstone") is the non-member manager of the Embassy Suites -- San Diego Borrower. The sponsor of the Embassy
Suites -- San Diego Borrower is CHIEF, which is a commingled, closed-end hotel real estate fund structured as a MassMutual separate account. Recourse to CHIEF under the non-recourse carveout guaranty and the environmental indemnity is limited to the assets of CHIEF. MassMutual manages CHIEF and Cornerstone advises
CHIEF. Cornerstone, an indirect, wholly-owned subsidiary of MassMutual, was established in 1994 to provide private real estate equity investment management and advisory services for MassMutual and tax-exempt and taxable institutions.
Cornerstone is active in acquiring and developing real estate including office, retail, multifamily, industrial, and hotel properties. In October 2005,
Cornerstone was ranked among the top 20 U.S. real estate investment advisers in terms of assets under management by Pensions & Investments magazine. As of
November 28, 2005, Cornerstone had over $5.6 billion of assets under management, and an additional $1.2 billion was committed to acquisitions in process.
Cornerstone also manages over $500 million in REITs.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  CHIEF has guaranteed the payment and performance of the borrower's obligations to lender under the mortgage loan documents to timely complete the Product Improvement Plan pursuant to the borrower's franchise agreement with Promus Hotels, Inc., within the time periods required under the franchise agreement; provided, however, that CHIEF's liability shall not exceed $7,000,000, all as further set forth in the mortgage loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT(1). Promus Hotels, Inc. (the "Manager"), a subsidiary of
Hilton Hotels Corporation, manages the Embassy Suites -- San Diego Property. The management agreement expires on August 22, 2008 and provides for three consecutive ten-year renewal terms that will be automatically exercised unless the Manager provides 180 days written notice of non-renewal or unless the franchise agreement is not renewed by the Embassy Suites - San Diego Borrower upon its expiration.

LOCKBOX. The Embassy Suites -- San Diego Borrower and the Manager are required to deposit all rents and gross revenues (including credit card receivables) from the Embassy Suites -- San Diego Property into the applicable clearing accounts
(the "Clearing Accounts"). Provided no Manager Event has occurred, all funds on deposit in the Clearing Accounts will be swept on a daily basis directly into an operating account (in which the lender has a security interest) controlled by the Manager. Prior to the occurrence of a Manager Event, funds in the operating account will be used for payment of the operating expenses of the Embassy Suites
- San Diego Property (including the management fees) and then be applied to the taxes, debt service and the FF&E Reserve, with any remaining proceeds to be disbursed to lender's deposit account (the "Deposit Account"). Upon the occurrence of a Manager Event, funds in the Clearing Accounts will be swept daily, directly into the Deposit Account. Until the occurrence of a Cash
Management Trigger Event (whether or not a Manager Event has occurred), funds in the Deposit Account will be swept daily to an account designated by the Embassy
Suites -- San Diego Borrower. Following the occurrence of a Cash Management
Trigger Event, funds in the Deposit Account will be applied to pay taxes, debt service and payment of the FF&E Reserve, with any remaining balance being remitted to the Embassy Suites -- San Diego Borrower (unless an event of default under the Embassy Suites -- San Diego Loan has occurred) on each monthly payment date. A "Manager Event" shall mean the occurrence of either of the following:
(i) the Management Agreement (or a replacement management agreement) is no longer in full force or effect for any reason, or (ii) the manager of the
Embassy Suites -- San Diego Property is no longer Promus Hotels, Inc., or another "qualified manager" (as such term is defined in the mortgage loan documents). A "Cash Management Trigger Event" shall mean (i) the occurrence of an event of default under the Embassy Suites -- San Diego Loan, and/or (ii) any time the DSCR falls below 1.20x for three consecutive calendar quarters.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Embassy Suites -- San Diego Loan:

                                ESCROWS/RESERVES

TYPE:                                                        INITIAL    MONTHLY
---------------------------------------------------------   --------   ---------
Taxes ...................................................   $685,197   $114,200
Insurance ...............................................   $      0   $      0
Immediate Repairs Reserve(2) ............................   $      0   $      0
Capital Expenditures / FF&E .............................   $      0   See Below

FF&E Reserve. On each monthly payment date, the Embassy Suites -- San Diego
Borrower is required to make a deposit into a reserve account in an amount equal to the greater of (i) 4% of gross revenue during the preceding calendar month or
(ii) the monthly amount set forth in the management agreement (which as of origination was 6%). The FF&E monthly deposit is required to be recalculated within 25 days after the end of each calendar month (or as soon thereafter as gross revenue for the preceding calendar month is determined to lender's satisfaction).

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

----------
(1)  The Embassy Suites -- San Diego Loan will be in default if (i) the management agreement is not extended or renewed upon its current expiration date of August 22, 2008 and a replacement management agreement reasonably acceptable to lender with a qualified manager has not been entered into prior to such expiration date, in accordance with and subject to the terms of the mortgage loan documents, to become effective on such date; (ii)
     without lender's prior consent, the manager under the management agreement
     (or any successor management agreement) resigns (and is not replaced with a qualified manager within 30 days of such resignation) or is removed, or the ownership, management or control of such manager is transferred to a person other than a qualified manager in accordance with and subject to the terms of the mortgage loan documents; and/or (iii) the management agreement (or any successor management agreement) is modified or amended in any material respect or is terminated or otherwise no longer in full force and effect unless it has been replaced in accordance with and subject to the terms of the mortgage loan documents.

(2)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the immediate repairs set forth in the engineering report, all of which are to be completed no later than 270 days following origination.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. Provided no event of default under the Embassy Suites
-- San Diego Loan has occurred and is then continuing, the sole member of the
Embassy Suites -- San Diego Borrower is permitted to incur mezzanine debt secured by up to 49% of the ownership interests of such sole member in the
Embassy Suites - San Diego Borrower in connection with the permitted sale or transfer of the Embassy Suites - San Diego Property (the "Permitted Mezzanine
Debt") subject to satisfaction of certain conditions, which include (i) the minimum combined underwritten DSCR of the Embassy Suites -- San Diego Loan and
the Permitted Mezzanine Debt (and assuming no more than a 30-year amortization of the Permitted Mezzanine Debt) is greater than or equal to 1.40x; (ii) the combined LTV ratio with respect to the Embassy Suites -- San Diego Loan and the
Permitted Mezzanine Debt after giving effect to the Permitted Mezzanine Debt is no greater than 65%; (iii) the lender under the Permitted Mezzanine Loan (the
"Permitted Mezzanine Lender") is reasonably acceptable to lender and to the rating agencies; (iv) lender and the Permitted Mezzanine Lender enter into an intercreditor agreement in form and substance reasonably acceptable to lender and to the rating agencies, and the mezzanine loan documents are in form and substance reasonably acceptable to lender and to the rating agencies; and (v)
lender has received confirmation from each of the applicable rating agencies that the Permitted Mezzanine Debt will not, by itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any certificates.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE PROMENADE OF WESTLAKE

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Westlake, OH
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       258,054
Percentage Physical Occupancy as of April 18, 2006                        100.0%
Year Built                                                                  1993
Year Renovated                                                               NAP
Appraisal Value                                                      $55,600,000
# of Tenant Leases                                                            29
Average Rent Per Square Foot                                              $16.28
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $5,242,803
Underwritten Total Expenses                                           $1,550,466
Underwritten Net Operating Income (NOI)                               $3,692,337
Underwritten Net Cash Flow (NCF)                                      $3,501,386
2005 NOI                                                              $4,121,990
2004 NOI                                                              $3,423,228
2003 NOI                                                              $3,402,859

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                    May 23, 2006
Cut-off Date Principal Balance                                       $42,371,817
Cut-off Date Loan Balance Per SF/Unit                                       $164
Percentage of Initial Mortgage Pool Balance                                 2.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9700%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                   LO(27), Def(9 1),O(2)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     76.2%
LTV Ratio at Maturity or ARD                                               64.7%
Underwritten DSCR on NOI                                                   1.21x
Underwritten DSCR on NCF                                                   1.15x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 6th largest mortgage loan ("The Promenade of Westlake Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an anchored community retail center located in Westlake, Ohio ("The
Promenade of Westlake Property"). The Promenade of Westlake Loan has a principal balance of $42,371,817 as of the cut-off date and represents approximately 2.7%
of the initial mortgage pool balance and approximately 3.7% of the initial loan group 1 balance.

The Promenade of Westlake Loan was originated on May 23, 2006 and has a remaining term of 118 months to its maturity date of June 5, 2016. The Promenade of Westlake Loan may be voluntarily prepaid, in whole but not in part, on or after April 6, 2016 without a prepayment premium and permits defeasance with
United States government obligations beginning 25 months after securitization.

THE PROPERTY(1). The Promenade of Westlake Property is a 258,054 square foot anchored community retail center situated on approximately 30 acres. The site is improved with three single-story multi-tenant retail buildings (with the exception of the cinema space that has a mezzanine level) and two outparcel buildings (TGI Friday's and Max & Erma's), one of which (Max & Erma's) is not part of the collateral and is not included in the total GLA of 258,054 sq. ft.
The Promenade of Westlake Property is anchored by Giant Eagle (76,076 sq. ft.),
Regal Cinemas (Crocker Park) (38,360 sq. ft.), Bed Bath & Beyond (29,963 sq.
ft.), Borders (25,000 sq. ft.), and OfficeMax (24,796 sq. ft.), and is 100%
occupied by 29 tenants that are primarily regional and national tenants. The
Promenade of Westlake Property opened 13 years ago, and 17 tenants (71.7% of total GLA) have occupied the property for more than 10 years.

The following table presents certain information relating to the major tenants at The Promenade of Westlake Property:

                               TENANT INFORMATION

                                                                  CREDIT RATINGS     SQUARE   % OF   BASE RENT      LEASE
           TENANT NAME                     PARENT COMPANY        (MOODY'S/S&P)(2)     FEET     GLA      PSF      EXPIRATION
----------------------------------   -------------------------   ----------------   -------   ----   ---------   ----------

Giant Eagle ......................   Giant Eagle, Inc.                  NR           76,076   29.5%    $10.40     8/31/2008
Regal Cinemas (Crocker Park)(3)...   Regal Entertainment Group       B3/BB--         38,360   14.9      13.03     4/30/2020
Bed Bath & Beyond ................   Bed Bath & Beyond, Inc.          NR/BBB         29,963   11.6      14.52     4/30/2009
Borders ..........................   Borders Group, Inc.                NR           25,000    9.7      15.50     4/30/2009
OfficeMax ........................   OfficeMax, Inc.                  Ba2/B+         24,796    9.6      15.00    12/31/2007
                                                                                    -------   ----     ------
TOTAL/WEIGHTED AVERAGE ...........                                                  194,195   75.3%    $12.80
                                                                                    =======   ====     ======

The following table presents certain information relating to the lease rollover schedule at The Promenade of Westlake Property:

                            LEASE ROLLOVER SCHEDULE(4)

                  NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    LEASES    SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
       YEAR        EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------  ---------   -----------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant ........      NAP             0         0.0%                                     0          0.0%
2006 ..........        1          3,065        1.2     $   85,820       2.0%        3,065          1.2     $   85,820         2.0%
2007 ..........        4         28,896       11.2        483,390      11.5        31,961         12.4        569,210        13.6
2008(5) .......        8         89,303       34.6      1,206,620      28.7       121,264         47.0      1,775,830        42.3
2009 ..........        7         70,661       27.4      1,193,840      28.4       191,925         74.4      2,969,670        70.7
2010 ..........        3          6,359        2.5        192,573       4.6       198,284         76.8      3,162,243        75.3
2011 ..........        2          7,304        2.8        168,784       4.0       205,588         79.7      3,331,027        79.3
2012 ..........        1          1,050        0.4         31,500       0.7       206,638         80.1      3,362,527        80.1
2013 ..........        0              0        0.0              0       0.0       206,638         80.1      3,362,527        80.1
2014 ..........        1          4,000        1.6        116,000       2.8       210,638         81.6      3,478,527        82.8
2015 ..........        1          9,056        3.5        221,872       5.3       219,694         85.1      3,700,399        88.1
2016 ..........        0              0        0.0              0       0.0       219,694         85.1      3,700,399        88.1
Thereafter ....        1         38,360       14.9        499,831      11.9       258,054        100.0      4,200,230       100.0
                     ---        -------      -----     ----------     -----
TOTAL .........       29        258,054      100.0%    $4,200,230     100.0%
                     ===        =======      =====     ==========     =====

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  This space is leased by Crocker Park LLC, a borrower affiliate, which in turn subleased the space to Regal Cinemas. Regal Cinemas also occupies an additional 24,442 sq. ft. (five-screen theater space) in the adjacent
     Crocker Park shopping center (which is not part of the collateral for The
     Promenade of Westlake Loan), with a skywalk connecting the two spaces.
     Regal Cinemas expanded their existing 38,360 square foot space upon the development of Crocker Park. Crocker Park LLC has a fee interest in the
     24,442 sq. ft.

(4)  Information obtained from The Promenade of Westlake Borrower's rent roll dated April 18, 2006.

(5)  Includes one ground lease tenant for which a square footage of zero was assigned. Base Rent includes the rental revenue generated by the ground lease tenant, but excludes the square footage.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET(1). The Promenade of Westlake Property is located in Westlake,
Cuyahoga County, Ohio, in the West Suburban submarket, which is the second largest Cleveland submarket in terms of retail supply and has the second highest rental rates. The Promenade of Westlake Property is located at the southwest corner of Detroit Road and Crocker Road. Interstate 90, which intersects with
Crocker Road, provides primary access to the neighborhood. The subject neighborhood, via Interstate 90, is approximately a 15-minute drive from the
Cleveland central business district.

Adjacent to the south of The Promenade of Westlake Property is the Crocker Park
lifestyle center, owned by a borrower affiliate. The Promenade of Westlake
Property benefits from its location adjacent to the newly constructed (Phase I),
618,817 square foot Class A lifestyle center. The 75-acre Crocker Park is
Greater Cleveland's first lifestyle center to add extensive office and residential space.

Approximately 134,000 residents and over 53,000 households are within five miles of The Promenade of Westlake Property. Westlake is considered one of the most affluent suburban communities of greater Cleveland. The income characteristics of the neighborhood indicate an affluent population, with average, median, and per capita income levels that are well above the levels of the MSA as a whole.
The 2005 median household incomes within a 1, 3, and 5 mile radius of The
Promenade of Westlake Property were $68,331, $77,450, and $67,346, respectively.
The 2005 estimated average household incomes within the 1, 3, and 5 mile radius were $102,678, $105,071, and $88,923, respectively, and the 2005 estimated per capita incomes within the same radius were $49,606, $41,505, and $35,818, respectively. In comparison, the Cleveland MSA has median, average, and per capita income levels of $46,925, $62,329, and $25,218, respectively. The occupancy rate for comparable space in the area is 97.6%.

THE BORROWER. The borrower, Promenade Delaware LLC, is a Delaware limited liability company ("The Promenade of Westlake Borrower"), and a single purpose entity structured with an independent manager. The Promenade of Westlake
Borrower is wholly owned by Promenade Delaware Member LLC (100%), which in turn is wholly owned by Westlake Center Associates Limited Partnership (100%). The
sole General Partner of Westlake Center Associates Limited Partnership is
Westlake Retail Co. (1%), and the Limited Partners are Robert L. Stark (33%),
Leonard Fuchs (33%), and 540 Investment Company Limited Partnership (33%).
Robert L. Stark is the President of Westlake Retail Co. The sponsors are Stark
Family Holdings, LLC and 540 Investment Company Limited Partnership, and have a net worth of $26,370,214 (as of December 31, 2005) and $121,000,000 (as of March
30, 2006), respectively, for a combined net worth in excess of $147,000,000.
Stark Family Holdings, LLC is controlled by Robert L. Stark, and Morry Weiss has a majority ownership interest in 540 Investment Company Limited Partnership.
Robert L. Stark is the President and CEO of Robert L. Stark Enterprises Inc., a
real state investment development and management firm. Mr. Stark has over 25 years of real estate experience and has developed over 5 million square feet.
Morry Weiss is the chairman of the board and former Chief Executive Officer of
American Greetings (NYSE: AM), an international manufacturer of social expression products, which reported total revenues of approximately $1.89 billion for 12 months ending February 2006.

The Promenade of Westlake Borrower is an affiliate of the borrower under The
Shops of Fairlawn loan.

PROPERTY MANAGEMENT. Robert L. Stark Enterprises, Inc., an affiliate of The
Promenade of Westlake Borrower, manages The Promenade of Westlake Property.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to The Promenade of Westlake Loan:

                               ESCROWS / RESERVES

TYPE:                             INITIAL   MONTHLY    CAPPED
------------------------------   --------   -------   --------
Taxes ........................   $281,424   $46,904
Insurance ....................   $  9,975   $ 4,988
Capital Expenditures .........   $      0   $ 3,317   $119,412
Giant Eagle Reserve(2) .......   $543,856   $     0

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  At origination, the borrower established with lender a reserve relating to the tenant Giant Eagle, which is equal to 100% of Giant Eagle's unpaid expense reimbursements. Provided no event of default exists or is continuing under The Promenade of Westlake Loan, the funds are to be held until lender's receipt of (i) a tenant estoppel certificate stating that, to the best of the tenant's knowledge and belief, the borrower is not in default under any of its obligations under its lease with the tenant, and
     (ii) a letter addressed to lender signed by the borrower stating that its resolution with the tenant of the matters set forth in the certain letter dated March 6, 2006 involved the payment of consideration equal to or less than that initially deposited into the reserve, all as further set forth in the mortgage loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

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--------------------------------------------------------------------------------

ADDITIONAL DEBT. Not permitted, expect for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. The Promenade of Westlake Borrower, at its option and sole cost and expense, may obtain a release of approximately 2.49 acres of The
Promenade of Westlake Property (the "Outparcel"), without payment of a release price but for which no significant market value was attributed, provided certain conditions are satisfied as set forth in the mortgage loan documents.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C2
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--------------------------------------------------------------------------------

MAUI COAST HOTEL

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                                  Kihei, HI
Property Type                                                        Hospitality
Size (Rooms)                                                                 265
Percentage Physical Occupancy as of April 30, 2006                         90.2%
Year Built                                                                  1993
Year Renovated                                                              1999
Appraisal Value                                                      $58,600,000
Underwritten Economic Occupancy                                            91.5%
Underwritten Revenues                                                $10,440,910
Underwritten Total Expenses                                           $6,072,911
Underwritten Net Operating Income (NOI)                               $4,367,999
Underwritten Net Cash Flow (NCF)                                      $3,950,363
Trailing 12 NOI as of April 30, 2006                                  $4,803,308
2005 NOI                                                              $4,476,635
2004 NOI                                                              $4,029,065

                                LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                   June 13, 2006
Cut-off Date Principal Balance                                       $41,465,012
Cut-off Date Loan Balance Per Room                                      $156,472
Percentage of Initial Mortgage Pool Balance                                 2.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9350%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                          None at Closing, Springing Hard
Cut-off Date LTV Ratio                                                     70.8%
LTV Ratio at Maturity or ARD                                               60.0%
Underwritten DSCR on NOI                                                   1.47x
Underwritten DSCR on NCF                                                   1.33x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 7th largest mortgage loan (the "Maui Coast Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage encumbering the 265 room, full service hotel known as the Maui Coast Hotel, located in Kihei, Hawaii (the "Maui Coast Property"). The Maui Coast Loan has a
principal balance of $41,465,012 as of the cut-off date and represents approximately 2.7% of the initial mortgage pool and approximately 3.6% of the initial loan group 1 balance.

The Maui Coast Loan was originated on June 13, 2006 by IXIS Real Estate Capital
Inc. and has a remaining term of 119 months to its maturity date on July, 5,
2016. The Maui Coast Loan may be voluntarily prepaid on or after April 5, 2016.
The Maui Coast Loan may be voluntarily prepaid, in part on or after April 5,
2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The Maui Coast Property is a six-story, AAA-rated three-diamond, full service hotel, located in Kihei, Maui County, Hawaii. The hotel offers 265 guestrooms including 51 Alcove Suites and 63 One-Bedroom Suites, 980 square feet of meeting space, an open-air lobby, on-site restaurant, pool bar, outdoor swimming pool, children's wading pool, two outdoor Jacuzzis, an extensive fitness center, two night-lit tennis courts, a gift shop, complimentary bicycles and 232 parking spaces. There is also an on-site Hertz rental car desk and a concierge/tour advisor desk, which are manned daily. Standard accommodations include: private lanai, mini refrigerator, coffee maker, hair dryer, ceiling fan and air conditioning. The Alcove and One-Bedroom suites include all of the standard amenities in addition to a wet bar and a whirlpool Jacuzzi bathtub.

The Maui Coast Property is improved with a total of five structures including the main six-story hotel building, a two-story restaurant and fitness center building, a one-story partially open-air pool bar, a one-story maintenance shed and a one-story towel storage shed. The restaurant and fitness center are leased to separate concessions. The Maui Coast Property was constructed in 1993 and underwent a major renovation in 1999 as well as an extensive re-enhancement program, which took place during the second quarter of 2004.

The on-site restaurant is named Spices and it is located on the ground floor of the two-story building, with frontage directly on South Kihei Road. The restaurant has indoor seating and additional outdoor seating on the patio. It has a casual dining atmosphere and caters to hotel guests as well as local residents. Spices can seat up to 200 patrons in addition to providing room service to hotel guests. The Tradewinds Poolside Cafe provides poolside cocktail and food services. Tradewinds also provides nightly entertainment for hotel guests and local residents and can seat up to 120 patrons.

Based on the marketing plan provided by Coast Hotels, the Maui Coast Hotel's demand is driven by Airline contracts. The contract segment has been rising as a result of the additional flight crews added by American Airlines. The second highest demand generator is the wholesale segment. The top five wholesaler accounts for the Maui Coast Hotel in 2005 were: Connoisseur Holidays (806 rooms at $97.44 ADR), Sun Island Hawaii (687 rooms at $91.17 ADR), New World Travel
(590 at $92.51 ADR), Fun Sun Vacations (543 at $109.58 ADR) and Blue Sky Tours
(419 room at $108.68). Many of the airline and wholesaler contracts were negotiated subsequent to September 11, 2001, and are now considered below market. Upon contracts' expiration (most of which occur at the end of 2006), the management intends to negotiate increases in the current contracted air segment
ADR to $113.54, a $10.00 increase from 2005.

The following tables present certain information relating to the Maui Coast
Property:

                            OPERATIONAL STATISTICS(1)

                                                                         TRAILING
                                 2002      2003      2004      2005    12-MONTH 2006      UW
                                ------   -------   -------   -------   -------------   --------

Average Daily Rate (ADR) ....   $96.37   $101.14   $108.04   $115.30     $113.88        $113.88
Occupancy % .................     90.2%     87.5%     86.1%     89.4%       91.5%          91.5%
RevPAR ......................   $86.93   $ 88.50   $ 93.02   $103.08     $104.20        $104.20

(1)  Information obtained from borrower's operating statements.

THE MARKET(2). The Maui Coast Hotel is located across South Kehei Road from one of the top-rated beaches on Maui. Kihei is one of the main tourist towns on Maui and is developed with an abundance of short-term lodging facilities (mostly timeshares and some for-rent condos). The Hotel's address is 2259 South Kihei
Road in the northeast quadrant of the intersection formed by South Kihei Road and Alanui Kealii Drive, an east-west connector between South Kihei Road and
Highway 31. The Hotel is situated approximately 12 miles southwest of Kahului
Airport, and as such, is one of the closest hotels to the airport. The site possesses good accessibility and visibility with 195 feet of frontage along
South Kihei Drive, a mostly two-lane road developed with commercial and residential improvements that runs parallel to Highway 31 and the southwestern
Maui coast. The entrance to the hotel is off South Kihei Road.

Maui is the second largest of the Hawaiian Islands, with a total population of
138,347 in 2004. Wailuku is the main city of the county of Maui, which includes the islands of Kaho'olawe, Lana'i, Maui, and Moloka'i. The central Maui town of
Kahului/Wailuku is the island's business center. West Maui, with the sprawling beaches and upscale hotels of Kaanapali and the historic whaling town of
Lahaina, is one of Maui's major resort areas. Southwest Maui is home to the island's other main resort district, Wailea, and the town of Kihei, which offers affordable alternatives to the resort area of Wailea. The tropical north shore of Maui does not offer hotels; visitors can choose from a collection of bed and breakfasts and rental homes.

(2)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

Tourism is the center of Hawaii's economy, and the strength of its tourism is highly dependent on the health of the national economies generating visitation to the islands. In 2005, total visitor spending rose 8.4% over 2004 to $11.5 billion. Total visitor days increased 6.9% compared to 2004 and the average daily spending also rose to $172 per person, from $170 per person in 2004. Total
Hawaii visitation increased at an average annual compounded rate of 1.4% from
1994 to 2005; however, in 2001, a substantial decrease resulted in an average annual compounded increase of 1.2% between 2000 and 2005.

THE BORROWER. The borrower, Maui Coast, LLC is a Washington limited liability company and a special purpose entity. The borrower is managed by Michael Bashaw and John Zapotocky. Fifty percent (50%) of the membership interests in the borrower is owned by MCHI, LLC, a Washington limited liability company, which is wholly owned by Maui Coast Hotel Investments LLC, a Washington limited liability company, which is owned by Rodney Olson, Michael Bashaw and Stephen Goodfellow,
each of whom is also a guarantor. The remaining fifty percent (50%) of the membership interests in the borrower is owned by Maui June 2006 Resort
Investors, L.L.C., a Washington limited liability company, which is wholly owned by Maui November 1998 Investors LLC, a Washington limited liability company, which is managed by JSG Management, Inc., a Washington corporation, which is wholly owned by Stephen Goodfellow.

COAST HOTELS AND RESORTS. Coast Hotels and Resorts, an affiliate of Maui Coast
Hotel Investments LLC, acquired its first hotel in 1972. Today, the company is headquartered in Vancouver, British Columbia and Seattle Washington. The
company's portfolio includes some of the most distinguished three and four star hotels throughout Western Canada, Alaska, California, Hawaii, Nevada, Oregon and
Washington. In April 2003, Coast Hotels and Resorts of Canada partnered with
Northwest Hospitality Group of Boise, Idaho and Paramount Hotels of Seattle,
Washington, marking the advent of the brand in the United States. Coast Hotels and Resorts currently owns 36 Hotels, totaling approximately 5,750 rooms and
166,000 SF of meeting space.

PROPERTY MANAGEMENT. The Maui Coast Property is managed by Paramount Hotel
Management Company, LLC, a Washington limited liability company.

LOCKBOX. The Maui Coast Loan requires a springing lockbox and springing cash management. At origination, the borrower was not required to establish a lockbox account. Upon the commencement of a cash management period, however, the borrower is required to (i) establish a lockbox account, (ii) deposit all rents received by the borrower or the manager into the lockbox account within one business day of receipt and (iii) cause the immediate direct deposit by all credit card companies of all credit card receipts into the lockbox account.
Funds deposited into the lockbox account will be swept by the lockbox bank on a daily basis into a lender controlled account and applied and disbursed in accordance with the loan documents. A cash management period will commence upon the lender giving notice to the lockbox bank of the occurrence of an event of default and will end upon the lender giving notice to the lockbox bank that the sweeping of funds into the lender controlled account may cease, which notice the lender will only be required to give if (1) the Maui Coast Loan and all other obligations under the loan documents have been repaid in full or (2) there has been a full defeasance of the Maui Coast Loan or (3) for six consecutive months since the commencement of the existing cash management period no default or event of default has occurred.

ESCROWS. The following escrows/reserves have been established with respect to the Maui Coast Loan :

                                ESCROWS/RESERVES

TYPE:                               INITIAL   MONTHLY
---------------------------------   -------   -------
Taxes ...........................   $125,644   $18,000
Insurance .......................   $134,834   $12,284
Capital Expenditure / FF&E(1) ...   $      0   $34,863

(1)  Monthly FF&E: $34,863 thru January 5, 2007; 4% of gross revenues thereafter.

ADDITIONAL DEBT. None Permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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--------------------------------------------------------------------------------

CITY CENTRE BUILDING

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                         Salt Lake City, UT
Property Type                                                             Office
Size (Square Feet)                                                       220,368
Percentage Physical Occupancy as of December 31, 2005                      94.5%
Year Built                                                                  1986
Year Renovated                                                              2004
Appraisal Value                                                      $41,750,000
# of Tenant Leases                                                             9
Average Rent Per Square Foot                                              $14.35
Underwritten Economic Occupancy                                            89.0%
Underwritten Revenues                                                 $4,480,146
Underwritten Total Expenses                                           $1,694,004
Underwritten Net Operating Income (NOI)                               $2,786,142
Underwritten Net Cash Flow (NCF)                                      $2,592,786
2005 NOI                                                              $2,926,187
2004 NOI                                                              $2,810,768

                                LOAN INFORMATION

Mortgage Loan Seller                                                     Artesia
Loan Group                                                                     1
Origination Date                                                   July 31, 2006
Cut-off Date Principal Balance                                       $30,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $136
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.0400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(36),Def(81),O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     71.9%
LTV Ratio at Maturity or ARD                                               71.9%
Underwritten DSCR on NOI                                                   1.52x
Underwritten DSCR on NCF                                                   1.41x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 8th largest mortgage loan (the "City Centre Building Loan") is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in one office building with parking garage, located in the CBD of Salt
Lake City, Utah. The City Centre Building Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The City Centre Building Loan was originated on July 31, 2006 and has a principal balance as of the cut-off date of $30,000,000. The City Centre
Building Loan has a remaining term of 120 months and a scheduled maturity date of August 11, 2016. The City Centre Building Loan may be voluntarily prepaid on or after June 11, 2016 without prepayment penalty and permits defeasance with
United States government obligations beginning three years from the first payment date.

THE PROPERTY. The City Centre Building Property is located in the CBD of Salt
Lake City, and has an address of 175 East 400 South, situated on 1.85 acres, and consists of a ten-story, 220,368-square foot office building over two levels of subterranean parking garage levels. The City Centre Building Property was built in 1986 and renovated in 2004. The largest tenant at the City Centre Building
Property is Fidelity Real Estate Company, LLC, whose parent company is FMR Corp.
FMR Corp. is an investment grade company that does business under the better known name of Fidelity Investments. Fidelity Investments is an international provider of financial services and investment resources to individuals and institutions. In addition to more than 300 mutual funds, Fidelity Investments offers discount brokerage services, retirement services, estate planning, wealth management, securities execution and clearance, life insurance and other services. Fidelity Real Estate Company, LLC has been a tenant at City Centre
Building since 1986.

The following table presents certain information relating to the major tenants at the City Centre Building Property:

                              TENANT INFORMATION(1)

                                                       CREDIT RATINGS(3)                            BASE RENT      DATE OF LEASE
TENANT                                PARENT COMPANY     (MOODY'S/S&P)     SQUARE FEET   % OF GLA      PSF          EXPIRATION
-----------------------------------   --------------   -----------------   -----------   --------   ---------   ------------------

Fidelity Real Estate Company LLC ..      FMR Corp.           Aa3/AA          137,246       62.3%      $14.50    Multiple Spaces(2)
Prince Yeates Geldzaldher .........      NAP                  NR/NR           23,270       10.6        12.00       November 2011
Commerce CRG ......................      NAP                  NR/NR           16,984        7.7        13.75       November 2009
                                                                             -------       ----       ------
TOTAL/WEIGHTED AVERAGE ............                                          177,500       80.5%      $14.10
                                                                             =======       ====       ======

(1)  Information obtained from the borrower's 12/31/05 rent roll.

(2)  Under the terms of multiple leases, approximately 12.183 square feet expire in 7/31/06, approximately 54,386 square feet expire in 07/31/07 and approximately 70,677 square feet expire in 07/31/10.

(3)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the City Centre Building Property:

                           LEASE ROLLOVER SCHEDULE(1)

                       NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
                         LEASES     FEET    % OF GLA   BASE RENT     RENT    SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
        YEAR            EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
--------------------   ---------  --------  --------  ----------  ---------  -----------  ----------  ----------  ------------

Vacant .............      NAP       12,065      5.5%                            12,065         5.5%
MTM ................        0            0        0   $        0        0%      12,065         5.5    $        0          0%
2006 ...............        1       12,183      5.5      176,654      5.9       24,248        11.0       176,654        5.9
2007 ...............        2       57,832     26.2      847,552     28.4       82,080        37.2     1,024,206       34.3
2008 ...............        2       10,292      4.7      202,830      6.8       92,372        41.9     1,227,036       41.0
2009 ...............        1       16,984      7.7      233,530      7.8      109,356        49.6     1,460,566       48.9
2010 ...............        4       87,742     39.8    1,249,354     41.8      197,098        89.4     2,709,920       90.7
2011 ...............        1       23,270     10.6      279,240      9.3      220,368       100.0     2,989,160      100.0
2012 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2013 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2014 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2015 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
Thereafter .........        0            0        0            0        0      220,368       100.0     2,989,160      100.0
                          ---      -------    -----   ----------    -----
TOTAL ..............       11      220,368    100.0%  $2,989,160    100.0%
                          ===      =======    =====   ==========    =====

(1)  Information obtained from 12/31/05 Borrower's rent roll.

THE MARKET. (1) The City Centre building is located within the Salt Lake City
CBD, one block away from the Federal Courthouse building. Salt Lake City is the state capital of Utah and its CBD is the main office and hotel location within the Salt Lake Valley. The Salt Lake City CBD is located 10 minutes east of the
Salt Lake City International Airport which serves more than 21 million passengers annually, and has eight major airlines serving the airport.

The greater Salt Lake City area has been experiencing a period of rapid economic growth, especially in real estate. The forces encouraging this growth have been the increased number of jobs, decreased vacancies, record-breaking absorption, and increased rental rates.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

Vacancy rates have dropped 32% in the overall Salt Lake metropolitan office market since year-end 2004. The most dramatic decrease has been in the Class A sector, with CBD Class A experiencing almost a 75% decrease (from 19.61% to
5.07%) in vacancy rates. The annual weighted average asking lease rate for the
Salt Lake Metropolitan Office market for year-end 2005 increased from $15.27 to
$15.36. However, the existing Class A inventory realized increases by $2.37 to
$22.27 in the Downtown area, an increase of 12%. Absorption in 2005 was
1,736,735 square feet, the greatest ever experienced in Salt Lake with Class A space accounting for over 50% of the total absorption.

The Salt Lake City metro area exhibits a generally healthy economic base, with major employment sectors including a mix of government, high tech, service, trade and manufacturing.

The 2006 estimated average household incomes within a 1, 3, and 5 mile radius of the City Centre Building were $41,732, $56,799, and $59,795, respectively and the 2006 estimated populations within the same radii were 19,790, 127,246, and
213,362.

THE BORROWER. The City Centre Building is owned by 12 separate borrowers, all of which are limited liability companies organized as single purpose entities for the purpose of acquiring, owning, and operating the City Centre Building as tenants in common (collectively, the "Borrower"). The 12 tenant-in-common borrowers are permitted under the loan documents to roll-up into an existing tenant-in-common SPE borrower, City Centre Holdings, LLC. The sponsors are JDJ
Properties, Inc. and Dell Loy Hansen. As of 12/31/05, JDJ Properties, Inc. had a
reported net worth of approximately $41 million. As of 12/31/05, Dell Loy Hansen had a reported net worth of approximately $335 million. Mr. Hansen is a conditional guarantor, where his obligations under the guaranty are triggered only in the event that the net worth of JDJ Properties, Inc. falls below $30 million at any one time during the term of the City Centre Building Loan. JDJ
Properties, Inc. is controlled by Dell Loy Hansen, an experienced Salt Lake City real estate investor. Mr. Hansen is owner and Chief Executive Officer of the
Wasatch development and property management family of companies.

PROPERTY MANAGEMENT. The City Centre Building Property will be managed by
Wasatch Commercial Management, Inc., an affiliate of the borrower. The Wasatch family of development and property management companies is widely invested in
Utah and throughout the United States. Wasatch and its family of development and property management companies maintains a real estate portfolio valued in excess of $1,215,000,000, including downtown Salt Lake City's Wells Fargo Building, the historical landmark Ken Garff Bank Building, and the recently acquired Chase
Tower and Branch Bank Building. Also underway is a $100 million, 21-story office tower at 222 S. Main in Salt Lake City, scheduled for completion in 2008.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the City Centre Building Loan:

                               ESCROWS / RESERVES

TYPE:                             INITIAL    MONTHLY
-----------------------------   ----------   -------
Taxes .......................   $  316,618   $31,662
Insurance ...................   $   13,022   $ 3,255
Multi-Use Reserve ...........   $1,500,000   $     0(1)

(1)  Multi-Use Reserve is being held to cover tenant improvements, leasing commissions, and capital repairs/replacements at the Property during the term of the loan.

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PAVILION COURT APARTMENTS

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Novi, Michigan
Property Type                                                        Multifamily
Size (Units)                                                                 377
Percentage Physical Occupancy as of June 2, 2006                           96.0%
Year Built                                                                  1986
Year Renovated                                                              2003
Appraisal Value                                                      $32,000,000
# of Tenant Leases                                                           362
Average Rent Per Unit                                                 $      877
Underwritten Economic Occupancy                                            92.6%
Underwritten Revenues                                                 $3,919,859
Underwritten Total Expenses                                           $1,736,622
Underwritten Net Operating Income (NOI)                               $2,183,237
Underwritten Net Cash Flow (NCF)                                      $2,088,987
2005 NOI                                                              $2,321,104
2004 NOI                                                              $1,990,836
2003 NOI                                                              $1,616,916

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                    June 7, 2006
Cut-off Date Principal Balance                                       $24,987,441
Cut-off Date Loan Balance Per Unit                                       $66,280
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1760%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          420
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     78.1%
LTV Ratio at Maturity or ARD                                               70.4%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on NCF                                                   1.20x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 9th largest mortgage loan (the "Pavilion Court Apartments Loan")
is evidenced by a single promissory note secured by a first mortgage encumbering the borrower's fee interest in a multifamily complex located in Novi, Michigan
(the "Pavilion Court Apartments Property"). The Pavilion Court Apartments Loan
has a principal balance of $24,987,441 as of the cut-off date and represents approximately 1.6% of the initial mortgage pool balance and approximately 6.4%
of the initial loan group 2 balance.

The Pavilion Court Apartments Loan was originated June 7, 2006 and has a remaining term of 119 months to its maturity date of July 1, 2016. The Pavilion
Court Apartments Loan may be voluntarily prepaid on or after April 1, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the trust.

THE PROPERTY(1). The Pavilion Court Apartments Property is a 33 building, two-story, Class "B+" apartment complex located at 22675 Pavilion Drive in Novi,
Michigan. The site occupies 42.06 acres and is located 20 miles northwest of the
Detroit Central Business District (CBD). The Pavilion Court Apartments Property
is located at the intersection of Haggerty Drive and West 9 Mile Road within what is known as the Haggerty Corridor, a concentration of Class "A" office buildings, big box retail and national hotel chains. Meijers, Office Max, Kohls,
Home Depot, Best Buy and an AMC 20 theater complex are all within one mile of the subject. Also near the subject is the 1.2 million s.f. Twelve Oaks Mall (3 miles), a Taubman-owned retail mall property anchored by Marshall Fields, Sears,
JC Penney, and Lord and Taylor. To the south (2 miles) is Northville, which borders Novi and features a downtown historical district surrounded by restored
Victorian homes. The property is at the hub of suburban Detroit's freeway system with five minute access to I-96, I-696, I-275, M-14 and the new M-5. Novi's major roadway, I-275, is located one block east of the subject and provides access to Toledo to the south and Saginaw to the north. The Pavilion Court
Apartments Property was built in 1986 and has undergone $2.1 million in capital improvements since 2001, primarily for upgrading appliances, replacing the roof and carpets, manicured landscaping, as well as for asphalt and sidewalk repairs.
New roofing was installed on the entire subject property in 2003.

The property features a unit mix consisting of three types of two bedroom units.
There are 188 first floor two bedrooms (1,140 s.f. ), 47 second floor two bedrooms (1,190 s.f.) with regular height ceilings and 142 second floor two bedrooms (1,190 s.f.) with cathedral ceilings. The property offers excellent amenities, including a staffed security entrance, private apartment entrances, covered parking, full size in-unit washer and dryers, central heating and air conditioning, a swimming pool, a fitness center, a tennis court, and an onsite management office. Most of the second floor apartments have cathedral ceilings.
The tenant mix at the subject property is approximately 95% professionals and 5%
retirees.

                           MULTIFAMILY INFORMATION(2)

                                 NO. OF   AVERAGE UNIT       NET           % OF      AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX               UNITS    SQUARE FEET   RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT/UNIT
------------------------------   ------   ------------   -----------   -----------   ---------------   ----------------

2BR/2BA ......................     188        1,140        214,320         48.8%           $846              $825
2BR/2BA ......................      47        1,190         55,930         12.7             860               875
2BR/2BA w/ hi ceilings .......     142        1,190        168,980         38.5             923               895
                                   ---        -----        -------        -----            ----              ----
WEIGHTED AVERAGE/TOTAL .......     377        1,165        439,230        100.0%           $877              $858
                                   ===        =====        =======        =====            ====              ====

THE MARKET(1). The Pavilion Court Apartments Property is located in Novi,
Michigan, an affluent community that contains average household incomes exceeding $100,000 within a solid, diverse economy. The property is located in
Oakland County, where thirty-five percent of the global Fortune 500 companies maintain an operational presence. In addition to the presence of the auto industry, Oakland has major technology and health care sectors. The health care industry contains five of Detroit's top ten employers in the region.

Approximately 72% of Oakland County's workforce consists of white collar professionals. Oakland's unemployment rate of 5.7% is lower than the overall
7.4% rate for the Detroit Core MSA, largely due to its more diversified employment base. Oakland is home to Automation Alley, one of the leading technology clusters in the nation with 620 consortium members. Total employment in Automation Alley is 340,000 with a total annual payroll of $24 billion.
Nearby universities, including University of Michigan, spend roughly $1 billion annually for research and development. There are also a number of large non-automotive employers in the region, including Kelly Services (headquarters),
Pulte Homes (headquarters), SBC Communications (13,800 employees), EDS
Corporation (12,000), Comerica Bank (7,800), Sears (6,800), and LaSalle Bank
(2,700). The health care industry is another major employer with Trinity Health
Systems (19,681), St. John Health (13,210), Detroit Medical (11,573), and
William Beaumont Hospital (11,745) being five of the top ten employers in the
Detroit CMSA. Providence Hospital, which is less than three miles from the subject property, is currently building a $200 million health care addition to its facility. The diversity of tech and health care employers in the area help to provide economic stability to the local job base.

The Pavilion Court Apartments Property is located within the Detroit metropolitan statistical area (MSA), which contains 207,972 apartment units with a vacancy rate of 7.3%. The Novi/Livonia submarket, contains 19,329 apartment units and a group of six comparable properties report a 7.3% vacancy rate. Net absorption in the Novi/Livonia submarket has been positive over each of the past ten years. Average asking rents are approximately $900 per unit and have been steady over the past several years. New product delivered to the submarket is anticipated to be minimal over the next two years.

----------
(1)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

(2)  Information obtained from the Pavilion Court Apartments Borrower's rent roll dated June 2, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

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--------------------------------------------------------------------------------

THE BORROWER. The borrower, El-Ad Pavilion LLC (the "Borrower"), is a Delaware limited liability company and a special purpose entity. The Borrower is 100%
owned by El-Ad Pavilion Management LLC, which is 100% owned by El-Ad Group
Florida (2005) LLC. El-Ad Group Florida (2005) LLC is 100% owned by El-Ad Group
Florida LLC, which is in turn 100% owned by The El-Ad Group Ltd.

El-Ad Group Florida LLC was formed in March 12, 2004 and currently owns 18 properties containing 2,411 residential units. According to the December 31,
2005 financial statements, El-Ad Group Florida LLC had a net worth of $127.4 million on assets of $576.7 million. Liquidity was $14.0 million. The El-Ad
Group Ltd was formed in 1992 and, per the financial statements for the period ending September 30, 2005, reported a net worth of $93.5 million on assets of
$2.0 billion. Liquidity was $111.6 million. Shaoul Mishal is president and CEO of El-Ad Pavilion LLC, El-Ad Pavilion Management LLC, El-Ad Group Florida (2005)
LLC, and El-Ad Group Florida LLC. Mr. Mishal is a real estate attorney and has worked for the El-Ad Group since 1999.

PROPERTY MANAGEMENT. Property management and leasing will be handled by the
Altman Management Company, a third party property manager. Altman has been in business since 1968 and currently manages approximately 12,850 residential units in 8 states.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Pavilion Court Apartments Loan:

                                ESCROWS/RESERVES

TYPE:                             INITIAL   MONTHLY
------------------------------   --------   -------
Taxes ........................   $317,929   $38,527
Insurance ....................   $ 21,288   $10,644
Immediate Repairs ............   $      0   $     0
Capital Expenditures .........   $      0   $ 7,854
Rollover Reserve .............   $      0   $     0

ADDITIONAL DEBT. Not permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE SHOPS OF FAIRLAWN

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Fairlawn, OH
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       133,334
Percentage Physical Occupancy as of April 17, 2006                        100.0%
Year Built                                                                  1994
Year Renovated                                                               NAP
Appraisal Value                                                      $28,800,000
# of Tenant Leases                                                            12
Average Rent Per Square Foot                                              $16.50
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $2,505,906
Underwritten Total Expenses                                           $  610,397
Underwritten Net Operating Income (NOI)                               $1,895,509
Underwritten Net Cash Flow (NCF)                                      $1,788,289
2005 NOI                                                              $1,932,380
2004 NOI                                                              $1,912,685
2003 NOI                                                              $1,767,142

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                  April 28, 2006
Cut-off Date Principal Balance                                       $21,440,203
Cut-off Date Loan Balance Per SF/Unit                                       $161
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8200%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(28),Def(90),O(2)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     74.5%
LTV Ratio at Maturity or ARD                                               63.0%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on NCF                                                   1.18x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 10th largest mortgage loan ("The Shops of Fairlawn Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an anchored neighborhood retail center located in Fairlawn, Summit
County, Ohio ("The Shops of Fairlawn Property"). The Shops of Fairlawn Loan has
a principal balance of $21,440,203 as of the cut-off date and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.9%
of the initial loan group 1 balance.

The Shops of Fairlawn Loan was originated on April 28, 2006 and has a remaining term of 117 months to its maturity date of May 5, 2016. The Shops of Fairlawn
Loan may be voluntarily prepaid, in whole but not in part, on or after March 6,
2016 without a prepayment premium and permits defeasance with United States government obligations beginning 25 months after securitization.

THE PROPERTY(1). The Shops of Fairlawn Property is a 133,334 square foot anchored neighborhood retail center situated on approximately 12 acres. The site is improved with a single-story retail building, a portion of which also has a mezzanine level of 20,000 sq. ft. in the Sofa Express and More tenant space that is not included in the total GLA of 133,334 sq. ft. The Shops of Fairlawn
Property is anchored by Sofa Express and More (27,196 sq. ft.), CompUSA (25,000
sq. ft.), Borders (25,000 sq. ft.), and Sears Hardware (20,640 sq. ft.), and is
100% occupied by 12 tenants that are primarily regional and national tenants with a majority (7 tenants comprising 67.2% of total GLA) having been in occupancy since the property's opening.

The following table presents certain information relating to the major tenants at The Shops of Fairlawn Property:

                               TENANT INFORMATION

                                                                 CREDIT RATINGS    SQUARE    % OF   BASE RENT      LEASE
TENANT NAME                             PARENT COMPANY          (MOODY'S/S&P)(2)    FEET     GLA       PSF      EXPIRATION
-----------------------------   -----------------------------   ----------------   ------   -----   ---------   ----------

Sofa Express and More .......         Sofa Express, Inc.               NR          27,196    20.4%    $16.18     7/31/2010
CompUSA .....................   U.S. Commercial, S.A. de C.V.          NR          25,000    18.7      12.50     3/31/2009
Borders .....................        Borders Group, Inc.               NR          25,000    18.7      15.50     3/31/2009
Sears Hardware ..............     Sears Holdings Corporation         Ba1/BB+       20,640    15.5      12.00      1/8/2009
                                                                                   ------    ----     ------
TOTAL/WEIGHTED AVERAGE ......                                                      97,836    73.4%    $14.18
                                                                                   ======    ====     ======

The following table presents certain information relating to the lease rollover schedule at The Shops of Fairlawn Property:

                       LEASE ROLLOVER SCHEDULE(3)

                   NUMBER OF
                     LEASES    SQUARE FEET   % OF GLA    BASE RENT
      YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING
----------------   ---------   -----------   --------   ----------

Vacant .........      NAP              0         0.0%
2006 ...........        0              0         0.0    $        0
2007 ...........        0              0         0.0             0
2008 ...........        1          3,686         2.8        88,464
2009 ...........        7         89,592        67.2     1,387,420
2010 ...........        1         27,196        20.4       440,000
2011 ...........        2         11,340         8.5       235,790
2012 ...........        0              0         0.0             0
2013 ...........        0              0         0.0             0
2014 ...........        0              0         0.0             0
2015 ...........        1          1,520         1.1        48,640
Thereafter .....        0              0         0.0             0
                      ---        -------       -----    ----------
TOTAL ..........       12        133,334       100.0%   $2,200,314
                      ===        =======       =====    ==========

                   % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
      YEAR          EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------   ---------   -----------   ------------   ----------   ------------

Vacant .........                       0           0.0%
2006 ...........       0.0%            0           0.0      $        0         0.0%
2007 ...........       0.0             0           0.0               0         0.0
2008 ...........       4.0         3,686           2.8          88,464         4.0
2009 ...........      63.1        93,278          70.0       1,475,884        67.1
2010 ...........      20.0       120,474          90.4       1,915,884        87.1
2011 ...........      10.7       131,814          98.9       2,151,674        97.8
2012 ...........       0.0       131,814          98.9       2,151,674        97.8
2013 ...........       0.0       131,814          98.9       2,151,674        97.8
2014 ...........       0.0       131,814          98.9       2,151,674        97.8
2015 ...........       2.2       133,334         100.0       2,200,314       100.0
Thereafter .....       0.0       133,334         100.0       2,200,314       100.0
                     -----
TOTAL ..........     100.0%
                     =====

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Information obtained from The Shops of Fairlawn Borrower's rent roll dated
     April 17, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET(1). The Shops of Fairlawn Property is situated in the northwest sector of Akron, and is located on the north side of State Route 18, also known as West Market Street, just east of its intersection with Cleveland Massillon
Road. Primary access to the subject neighborhood is provided by State Route 18, an east/west roadway, and Interstate 77, a north/south interstate that serves eastern Ohio and connects the subject neighborhood with Cleveland to the north and Akron/Canton to the south. State Route 18 is the primary commercial corridor that is densely developed with commercial land uses. Approximately 67,000 residents and 27,000 households are within five miles of The Shops of Fairlawn
Property. The 2005 estimated average household incomes within a 1, 3, and 5 mile radius of The Shops of Fairlawn Property were $88,261, $102,303, and $84,316, respectively. Based on Akron MSA's estimated average household income level of
$62,521, the subject's trade area exhibits a more favorable income profile than the MSA. The population in the immediate area is projected to increase approximately 7% by 2010. The vacancy rate for comparable retail space in the area is 0.5% and 2.0% for the subject's Fairlawn/Montrose submarket. Projections through 2008 indicate that construction activity is expected to be minimal.

THE BORROWER. The borrower, Shops of Fairlawn Delaware LLC, is a Delaware limited liability company ( "The Shops of Fairlawn Borrower"), and a single purpose entity. The Shops of Fairlawn Borrower is wholly owned by Shops of
Fairlawn Delaware Member LLC (100%), which in turn is wholly owned by Shops of
Fairlawn Retail Limited Partnership (100%). The sponsors are 613 Holdings, LLC and 540 Investment Company Limited Partnership, and have a net worth of
$14,358,849 (as of December 31, 2005) and $121,000,000 (as of March 30, 2006),
respectively, for a combined net worth in excess of $135,000,000. Robert L.
Stark is the President of Shops of Fairlawn Delaware Member LLC as well as of
Shops of Fairlawn Retail Co., and is the sole member and manager of 613
Holdings, LLC. Morry Weiss has a majority ownership interest in 540 Investment
Company Limited Partnership. Robert L. Stark is the President and CEO of Robert
L. Stark Enterprises Inc., a real state investment development and management firm. Mr. Stark has over 25 years of real estate experience and has developed over 5 million square feet. Morry Weiss is the chairman of the board and former
Chief Executive Officer of American Greetings (NYSE: AM), an international manufacturer of social expression products, which reported total revenues of approximately $1.89 billion for 12 months ending February 2006.

The Shops of Fairlawn Borrower is an affiliate of the borrower under The
Promenade of Westlake loan.

PROPERTY MANAGEMENT. Robert L. Stark Enterprises, Inc., an affiliate of The
Shops of Fairlawn Borrower, manages The Shops of Fairlawn Property.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to The Shops of Fairlawn Loan:

                                ESCROWS/RESERVES

TYPE:                          INITIAL   MONTHLY    CAPPED
----------------------------   -------   -------   --------
Taxes ......................   $93,015   $18,603
Insurance ..................   $ 5,075   $ 2,538
Capital Expenditures .......   $     0   $ 1,690   $ 60,840
Leasing Reserve(2) .........   $     0   $19,355   $600,000

ADDITIONAL DEBT. Not permitted, expect for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  No funds in the Leasing Reserve are permitted to be released prior to
     January 1, 2009.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

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